Exhibit 99.1

ACQUISITION AGREEMENT

This Acquisition Agreement is entered into on the date set forth on the signature page among the Person designated on the signature page as “Parent,” the Person designated on the signature page as “Sub” (Parent and Sub together, “Buyer”) and Burlington Industries, Inc. (the “Company”).

RECITALS

A. The Company and certain of its domestic subsidiaries (the “Debtor Subsidiaries” and, together with the Company, the “Debtors”) are debtors and debtors-in-possession under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), having commenced voluntary cases (Nos. 01-11282 through 01-11306) (jointly administered) (the “Reorganization Cases”) on November 15, 2001 (the “Petition Date”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

B. The Board of Directors of the Company (the “Board”) has determined that it is advisable and in the best interests of the estates in the Reorganization Cases and the beneficiaries of such estates to consummate and, subject to the failure of any party other than the Buyer to emerge as a Successful Bidder under the Bidding Procedures (the “Auction Condition”) and to the entry of an order of the Bankruptcy Court (the “Confirmation Order”) confirming the amended plan of reorganization effecting the transactions contemplated by this Agreement (as amended, the “Plan”) pursuant to Section 1129 of the Bankruptcy Code (the “Confirmation Condition” and, together with the Auction Condition, the “Bankruptcy Conditions”), has approved the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein;

C. In furtherance thereof, the Company has agreed to file the Plan with the Bankruptcy Court in order to effect the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein;

D. Also in furtherance thereof, pursuant to Section 5.01 and on the terms and subject to the conditions set forth herein, including the Auction Condition, the Company has agreed to, and to cause the Debtor Subsidiaries to, (i) transmit an amended disclosure statement, once approved by the Bankruptcy Court, with respect to the Plan (as amended, the “Disclosure Statement”) to holders of claims and equity interests in the Reorganization Cases, soliciting acceptance of the Plan and (ii) seek entry of the Confirmation Order; and

E. The effective date of the Plan would be conditioned on the effectuation of the transactions contemplated by, and the provisions of, this Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTION

1.01 The Transaction. On the terms and subject to the conditions set forth in this Agreement, the Company will either (a) if the “Stock Transaction” box is checked on the signature page, issue, sell and deliver 100 shares of newly issued common stock, par value $0.01 per share (the “Company Shares”), which immediately after the Closing will constitute all of the then issued and outstanding shares of the Company’s capital stock, to Buyer, and Buyer will purchase and take delivery of the Company Shares from the Company at the Closing (such transaction, a “Stock Transaction”) or (b) if the “Whole Company Asset Transaction” or “Partial Asset Transaction” box is checked on the signature page, effect the transactions set forth in Annex A at the Closing (such transaction, a “Whole Company Asset Transaction” or “Partial Asset Transaction,” as applicable).

1.02 Purchase Price. The aggregate purchase price (the “Purchase Price”) is the amount of cash designated on the signature page as the “Purchase Price,” subject to adjustment pursuant to Sections 1.04, 1.05 and 1.08.

1.03 The Closing; Escrow. (a) Unless this Agreement has been terminated pursuant to Section 9.01, and subject to the Bankruptcy Conditions and the satisfaction or waiver of the conditions set forth in Articles VII and VIII and the deliveries required by Sections 1.04, 1.06 and 1.07, if applicable (together, the “Closing Conditions”), the closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Jones Day, 222 East 41st Street, New York, NY 10017, at 10:00 a.m., local time, on the first Business Day following the date of satisfaction of the conditions set forth in Sections 7.05, 7.06, 8.05, 8.06 and, if applicable, Section 8.08 or, if later, the fifth Business Day after the delivery of the Preliminary Balance Sheet, unless another date, time or place is mutually agreed to in writing by the parties hereto (the “Closing Date”).

(b) At the Closing, (i) Buyer will pay, on behalf of the Company, the Purchase Price, less the amounts specified under clauses (ii) and (iii) below, by wire transfer of immediately available United States funds to the Distribution Trust, at an account identified by the Distribution Trust Representative before the Closing Date, for the distribution of such amount pursuant to the Plan, (ii) the Company will transfer the Deposit and all earnings thereon to the Distribution Trust for the distribution of such amount pursuant to the Plan, and (iii) Buyer will deliver the Escrow Amount by wire transfer of immediately available United States funds to a commercial bank (the “Escrow Agent”) designated by the Company and reasonably acceptable to Parent and the Distribution Trust Representative, under an escrow agreement to be entered into on or before the Closing Date by and among Parent, the Distribution Trust (by the Distribution Trust Representative) and the Escrow Agent substantially in the form of Exhibit A hereto (the “Escrow Agreement”). From the date hereof through the Closing Date, the Company will not, and will not permit any of its Subsidiaries to, transfer any assets to or for the benefit of any creditor of the Debtors, other than (A) Excluded Balance Sheet Assets or net proceeds after all transaction expenses from the sale of

Excluded Balance Sheet Assets, (B) Excluded Assets, (C) Restricted Funds, (D) payments to creditors on account of post-petition claims in the ordinary course of business and to satisfy other Assumed Administrative Claims, (E) repayment in the ordinary course of business or pursuant to Bankruptcy Court approval of principal or interest under the Secured Credit Agreement, (F) approved professional fees related to the Reorganization Cases, (G) as permitted by Section 4.02(e), provided however, that in a Partial Asset Transaction the foregoing restriction will only apply to the applicable Purchased Assets, and (H) other payments, if any, authorized by an Order of the Bankruptcy Court, including the Confirmation Order and Orders approving the DIP Facility and amendments thereto.

(c) At the Closing, the Company and Buyer will deliver the certificates and other documents to be delivered under Articles VII and VIII.

1.04 Purchase Price Adjustment. On the Business Day prior to the scheduled Closing Date, the Company will deliver to Buyer (i) an unaudited estimated consolidated Balance Sheet as of immediately prior to the Closing (the “Preliminary Balance Sheet”), prepared in good faith applying the same accounting principles and policies used in preparing the March Balance Sheet (the “Company Accounting Principles and Policies”), (ii) a schedule (the “Preliminary Pre-Closing Working Capital Schedule”), based on the Preliminary Balance Sheet, setting forth the Company’s calculation of the estimated Working Capital as of immediately prior to the Closing (“Preliminary Pre-Closing Working Capital”), (iii) a schedule (the “Preliminary Pre-Closing Cash Schedule”), based on the Preliminary Balance Sheet, setting forth the Company’s calculation of the Company’s Total Cash as of immediately prior to the Closing (“Preliminary Pre-Closing Cash”), and (iv) a certificate of the Chief Executive Officer and Chief Financial Officer of the Company stating (A) that such Preliminary Balance Sheet, Preliminary Pre-Closing Working Capital Schedule and Preliminary Pre-Closing Cash Schedule represent the Company’s good faith estimate of the consolidated financial position of the Company and the Lees Business, in either case as of immediately prior to the Closing applying the Company Accounting Principles and Policies (as adjusted, with respect to the Lees Business, to eliminate cash and cash equivalents). Notwithstanding any provision in this Agreement to the contrary, the Preliminary Balance Sheet and the Preliminary Pre-Closing Working Capital of the Company reflected on the Preliminary Pre-Closing Working Capital Schedule will exclude the assets and liabilities excluded from the definition of “Working Capital.” In a Whole Company Transaction, the Preliminary Balance Sheet will not give effect to Buyer’s payment of the Purchase Price, or to other payments or discharges of claims or liabilities to be made pursuant to this Agreement or the Plan on or as a result of the Closing Date. If the Preliminary Pre-Closing Working Capital of the Company reflected on the Preliminary Pre-Closing Working Capital Schedule is less than the “Target Net Working Capital Amount,” then the Purchase Price paid at Closing will be reduced by the amount of such shortfall. If the Preliminary Pre-Closing Working Capital of the Company reflected on the Preliminary Pre-Closing Working Capital Schedule is greater than the Target Net Working Capital Amount, then the Purchase Price to be paid at Closing will be increased by the amount of such excess. In addition, in the event that, (1) at the Auction another Qualified Bidder tops the Opening Bid in accordance with the requirements of the Bidding Procedures with respect to the amount by which such other Qualified Bidder’s bid is required to exceed the Opening Bid (a “Topping Bid”), (2) following such Topping Bid, Buyer tops the Topping Bid in accordance with the requirements of the Bidding Procedures with respect to the amount by which Buyer’s bid is required to exceed such Topping Bid, and (3) the Closing thereafter occurs under this Agreement, then the Purchase Price, as modified by the Auction, will be reduced by the amount of the Termination Fee.

1.05 Post-Closing Working Capital Adjustment. (a) Sub will cooperate with the Distribution Trust Representative to jointly prepare the following documents within 45 Business Days following the Closing Date: (i) an unaudited consolidated Balance Sheet as of immediately prior to the Closing (the “Final Balance Sheet”), prepared in good faith applying the Company Accounting Principles and Policies and (ii) a schedule (the “Final Pre-Closing Working Capital Schedule” and, together with the Final Balance Sheet, the “Closing Financials”), based on the Final Balance Sheet, setting forth (A) a calculation of the Working Capital as of immediately prior to the Closing (“Final Pre-Closing Working Capital”) and (B) a calculation of the amount by which the Purchase Price should be adjusted, either upward or downward, to the extent the Final Pre-Closing Working Capital of the Company is greater than or less than the Preliminary Pre-Closing Working Capital of the Company (such difference being the “Working Capital Amount Due”). Notwithstanding any provision in this Agreement to the contrary, the Final Balance Sheet and the Final Pre-Closing Working Capital of the Company reflected on the Final Pre-Closing Working Capital Schedule will exclude the assets and liabilities excluded from the definition of “Working Capital.” In a Whole Company Transaction, the Final Balance Sheet will not give effect to Buyer’s payment of the Purchase Price, or to other payments or discharges of claims or liabilities to be made pursuant to this Agreement or the Plan on or as a result of the Closing Date. Sub will, or, if applicable, will cause the Company to, provide to the Distribution Trust Representative such reasonable access during normal business hours to financial and other information as he or she may request in good faith to assess the Closing Financials. If Sub and the Distribution Trust Representative agree on the Working Capital Amount Due within 45 Business Days following the Closing Date, the Working Capital Amount Due will be paid in accordance with Section 1.05(d) or 1.05(e), as applicable, and Sections 1.05(b) and 1.05(c) will not apply. If Sub and the Distribution Trust Representative are unable to so agree, then within 50 Business Days following the Closing Date, Parent will deliver to the Distribution Trust Representative the Closing Financials prepared by Sub that Parent determines satisfy this Section 1.05(a) and all the remaining provisions of this Section 1.05 will apply.

(b) The Distribution Trust Representative may notify Sub in writing within five Business Days following delivery of the Closing Financials as prepared by Sub (the “Dispute Period”) that (i) the Distribution Trust Representative agrees with the Working Capital Amount Due as calculated by Sub (an “Approval Notice”) or (ii) the Distribution Trust Representative disagrees with the Working Capital Amount Due as prepared by Sub, identifying in reasonable detail the items of such Closing Financials with which the Distribution Trust Representative disagrees (a “Dispute Notice”). Upon receipt by Sub of a Dispute Notice, Sub will use good faith efforts during the ten

Business Day period following the date of receipt of a Dispute Notice (the “Resolution Period”) to resolve with the Distribution Trust Representative any differences they may have as to the calculation of the Working Capital Amount Due. During the Dispute Period and Resolution Period, Sub will, or, if applicable, will cause the Company to provide to the Distribution Trust Representative such reasonable access during normal business hours to financial and other information of the Company as he or she may request in good faith to assess the Closing Financials. If Sub and the Distribution Trust Representative cannot reach written agreement during the Resolution Period, within five Business Days thereafter, their disagreements, limited to those issues still in dispute (the “Disputed Items”), will be promptly submitted for arbitration before the firm designated on the signature page as the “Initial Independent Accountant” or another independent Accounting Firm mutually satisfactory to Sub and the Distribution Trust Representative (the “Independent Accountant”), which firm will conduct such additional review as is necessary to resolve the Disputed Items. Based on such review, the Independent Accountant will prepare a schedule (the “Independent Accountant Schedule”) setting forth (A) its determination of the Disputed Items, (B) its calculation of the Working Capital as of immediately prior to the Closing, and (C) its calculation of the Working Capital Amount Due. The Independent Accountant Schedule will be completed by the Independent Accountant as promptly as practicable but in no event later than 20 Business Days following the selection of the Independent Accountant and will be confirmed by the Independent Accountant in writing to, and will be final and binding on, Sub and the Distribution Trust for purposes of this Section 1.05.

(c) The fees and expenses of the Independent Accountant will be paid (i) if all of the Disputed Items are resolved in favor of one party, by the party against whom the Independent Accountant resolves the Disputed Items or (ii) if some of the Disputed Items are resolved in favor of each party, by (A) the Distribution Trust Representative for that fraction equal to (x) the difference of the Working Capital Amount Due as computed by the Distribution Trust Representative less the Working Capital Amount Due as computed by the Independent Accountant divided by (y) the difference of the Working Capital Amount Due as computed by the Distribution Trust Representative less the Working Capital Amount Due as computed by Sub and (B) the Sub for the balance.

(d) If the Working Capital Amount Due is owed hereunder by the Company, then no later than the second Business Day after, as applicable, the (i) receipt by Sub of an Approval Notice, (ii) expiration of the Dispute Period if Sub has not received an Approval Notice or a Dispute Notice within such period, (iii) expiration of the Resolution Period if Sub and the Distribution Trust Representative have resolved any differences regarding the Working Capital Amount Due within such period, and (iv) receipt of the Independent Accountant Schedule (the date of such applicable event, the “Escrow Determination Date”), Sub and the Distribution Trust Representative will deliver a written notice to the Escrow Agent pursuant to the Escrow Agreement instructing the Escrow Agent to pay the Working Capital Amount Due from the Escrow Amount to Sub by wire transfer of immediately available funds, without setoff or deduction of any kind, within two Business Days of receipt of such letter of instruction.

(e) If the Working Capital Amount Due is owed to the Distribution Trust by Buyer, then no later than the second Business Day after the Escrow Determination Date, (A) Parent will, as part of the Purchase Price, cause Sub to pay the Working Capital Amount Due to the Distribution Trust for the distribution of such amount pursuant to the Plan and (B) Parent and the Distribution Trust Representative will deliver a written notice to the Escrow Agent pursuant to the Escrow Agreement instructing the Escrow Agent to pay, within two Business Days of receipt of such letter of instruction, the Escrow Amount, also as part of the Purchase Price, to the Distribution Trust for the distribution of such amount pursuant to the Plan, in each case by wire transfer of immediately available funds, without setoff or deduction of any kind.

(f) Without limiting the generality or effect of any other provision hereof, the Plan will provide among other things that (i) in no event will the Distribution Trust Representative have any liability or obligation to any Person whomsoever as a result of any action or inaction by the Distribution Trust Representative unless such action or inaction is finally judicially determined to have involved the intentional misappropriation of assets or gross negligence, it being the intention of the parties that the Distribution Trust Representative not be liable for any actual or perceived error in judgment even if it constituted negligence, and (ii) the Distribution Trust Representative will be entitled to reimbursement out of the Distribution Trust, before final payments to the beneficiaries thereof, for all third-party costs and expenses incurred by the Distribution Trust Representative hereunder, including indemnification for any claim made against it and all fees and expenses of legal or financial advisors.

1.06 Restricted Funds. No later than five Business Days prior to the Closing Date of a Whole Company Transaction, the Company will deliver to Parent a schedule (the “Restricted Funds Schedule”), certified on behalf of the Company by its Chief Financial Officer as being true and complete in all material respects, setting forth, as of the date of delivery of the Restricted Funds Schedule, the dates on which any Restricted Funds were transferred to the Restricted Funds Trust, the amounts of such transfers, the sources of such Restricted Funds and the aggregate amount of all Restricted Funds transferred to the Restricted Funds Trust (which aggregate amount will be deducted from the Purchase Price in accordance with Section 1.02). Simultaneously with the Closing in a Whole Company Transaction, the Restricted Funds will be transferred to the Distribution Trust for disposition in accordance with the Plan. Following the delivery to Parent of the Restricted Funds Schedule in a Whole Company Transaction, no Debtor may transfer any Restricted Funds to the Restricted Funds Trust.

1.07 Excluded Balance Sheet Assets. Section 1.07 of the Company’s Disclosure Schedule sets forth a description of the assets of the Company and its Subsidiaries classified as “Assets held for sale” on the March Balance Sheet (the “Excluded Balance Sheet Assets”). No later than five Business Days prior to the Closing Date in a Whole Company Transaction, the Company will deliver to Parent a schedule (the “Sold Excluded Balance Sheet Assets Schedule”), certified on behalf of the Company by its Chief Financial Officer as being true and complete in all material respects, setting forth, as of the date of delivery of the Sold Excluded Balance Sheet

Assets Schedule, the dates on which any Excluded Balance Sheet Assets were sold, the net proceeds after all transaction expenses received by the Company or any of its Subsidiaries with respect to each such sale, the aggregate net proceeds after all transaction expenses received by the Company and its Subsidiaries with respect to all such sales (the “Excluded Balance Sheet Assets Aggregate Net Proceeds”) and the amount, if any, of Excluded Balance Sheet Assets Aggregate Net Proceeds that have theretofore been transferred to or for the benefit of any creditor of the Debtors. Simultaneously with the Closing in a Whole Company Transaction, the Company will transfer any remaining Excluded Balance Sheet Assets to the Distribution Trust for disposition pursuant to the Plan. Following the delivery to Parent of the Sold Excluded Balance Sheet Assets Schedule in a Whole Company Transaction, no Debtor will sell any Excluded Balance Sheet Assets.

1.08 Pension Liability Adjustment. As of the last day of each month, beginning with the month in which this Agreement is executed and ending with the month in which the Closing Date occurs, the Company (or for the month in which the Closing Date occurs, Buyer) shall prepare, or cause to be prepared, a written statement (“Monthly Pension Statement”) of (i) the present value, as of the calculation date, of all benefits accrued under the Pension Plan, calculated as if each participant in the Pension Plan were entitled to receive his or her benefit in the form of an immediate lump sum, using the interest rate and mortality assumptions prescribed by the Internal Revenue Service (“Benefit Liabilities”), and (ii) the fair market value of the assets of the trust under the Pension Plan, based on the best information available, reduced by any amounts set aside in the benefit payment cash account for the payment of benefits to terminated participants (“Net Assets”). Each such Monthly Pension Statement shall also include a calculation of the Benefit Liabilities attributable to participants who are employees of the Lees Business. Each Monthly Pension Statement shall be provided by the Company (or, if applicable, the Buyer) to each other party to this Agreement no later than the 15th day of the following month. At the closing, the Purchase Price shall be reduced by 65% of $44 million plus 65% of the amount, if any, by which the difference of Benefit Liabilities minus Net Assets (“Pension Underfunding”) exceeds $44 million as shown on the Monthly Pension Statement immediately preceding the Closing (“Pre-Closing Monthly Pension Statement”). If the Pension Underfunding on the Monthly Pension Statement prepared as of the last day of the month in which the Closing Date occurs (“Final Monthly Pension Statement”) exceeds the Pension Underfunding on the Pre-Closing Monthly Pension Statement (such excess, the “Additional Pension Underfunding”), the Escrow Agent shall pay to Sub an amount equal to sixty-five percent (65%) of the Additional Pension Underfunding, multiplied by a fraction, the numerator of which is the number of days from (but not including) the date of the Pre-Closing Monthly Pension Statement through (and including) the Closing Date and the denominator of which is the number of days from (but not including) the date of the Pre-Closing Monthly Pension Statement through (and including) the date of the Final Monthly Pension Statement. If, after receipt of the Final Monthly Pension Statement by the Distribution Trust from Buyer, the Distribution Trust Representative does not agree with the calculation of the Pension Underfunding on such Final Monthly Pension Statement, the Distribution Trust will provide notice of such dispute within five Business Days of its receipt and thereafter, the amount of such Pension Underfunding will be deemed to be included as a Disputed Item under Section 1.05, will be resolved at the same time as the determination of the Working Capital Amount Due thereunder, and will otherwise be resolved and paid in accordance with the provisions of Section 1.05 as if it applied to disputes relating to the Pension Underfunding. Any post-Closing payment required by this Section 1.08 that is not disputed shall be made within five Business Days of the delivery and receipt of the Final Monthly Pension Statement.

1.09 Distribution of Escrow Fund. Immediately after the delivery of the notice to the Escrow Agent contemplated by Section 1.05(d) or (e), as applicable, the Escrow Agent shall distribute the remainder of the Escrow Account, if any, to the Distribution Trust as part of the Purchase Price for distribution pursuant to the Plan.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company SEC Documents or the disclosure schedule attached to this Agreement (the “Company’s Disclosure Schedule”), the Company represents and warrants to Buyer as follows:

2.01 Corporate Existence. (a) Except as a result of the commencement of the Reorganization Cases, the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite power and authority to own, operate and lease its Assets and Properties and to conduct the Business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification or licensing is necessary under applicable law, except where the failure to be so qualified or licensed and to be in good standing would not reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect. Section 2.01(a) of the Company’s Disclosure Schedule contains a true copy of the Company’s Certificate of Incorporation and Bylaws, as amended in each case to the date hereof. The Company is not in default under, or in violation of, any provision of its Certificate of Incorporation or Bylaws.

(b) Except as a result of the commencement of the Reorganization Cases, each Subsidiary is a corporation, company or limited liability company duly incorporated, organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation, and has all requisite power and authority to own, operate and lease its Assets and Properties and to conduct the Business as presently conducted. Each Subsidiary is duly qualified and licensed to do business and is in good standing in each jurisdiction in which such qualification or licensing is necessary under applicable law, except where the failure to be so qualified or licensed and to be in good standing would not reasonably be expected, individually or in the aggregate with other such failures, to have a Material Adverse Effect. Section 2.01(b) of the Company’s Disclosure Schedule sets forth, in the case of each Subsidiary that is a corporation or company, (i) the name and jurisdiction of incorporation of such Subsidiary, (ii) the number of issued and outstanding shares of its capital stock, and (iii) the owners of such shares, and, in the case of each Subsidiary that is a limited liability company, (A) the name and jurisdiction of formation of such Subsidiary and (B) the class and amount of the membership, ownership or other equity interests in such Subsidiary owned by the Company or any of its Subsidiaries.

2.02 Authority. Except as otherwise determined by the Bankruptcy Court, the Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, upon entry of the Confirmation Order, to consummate the transactions contemplated hereby. Except as otherwise determined by the Bankruptcy Court, the execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary corporate action of the Company, and, upon entry of the Confirmation Order, no other corporate action on the part of the Company or its stockholders is necessary to approve this Agreement or to consummate the transactions contemplated hereby. On or prior to the date hereof, the Board of Directors of the Company or an authorized committee thereof determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company’s creditor constituents and, as of the date hereof, recommends that holders of Claims against or interests in the Debtors vote to accept the Plan. Subject to the entry of the Confirmation Order, this Agreement has been duly and validly executed and delivered by the Company and, except as otherwise determined by the Bankruptcy Court, constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

2.03 No Conflicts. The execution and delivery by the Company of this Agreement and the performance by the Company of its pre-Closing obligations hereunder will not, and, upon entry of the Confirmation Order, the consummation of the transactions contemplated hereby, including the performance by any Subsidiary of transfers, assumptions or other actions required of it by this Agreement to effect such consummation, will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of the Company or any Subsidiary;

(b) except as otherwise determined by the Bankruptcy Court, result in a violation or breach of any term or provision of any Law or Order applicable to the Company, any Subsidiary, or any of the Assets and Properties of the Company or any Subsidiary, other than such violations or breaches which would not, individually or in the aggregate, reasonably be expected to adversely affect the validity or enforceability of this Agreement or to have a Material Adverse Effect; or

(c) except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of the Company to consummate the transactions contemplated hereby, or to perform its obligations hereunder, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company or any of its Subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien on any Assets and Properties of the Company or any Subsidiary under, any Contract to which the Company or any Subsidiary, or by which any Asset and Property of the Company or any Subsidiary, is bound.

2.04 Capital Stock. (a) The outstanding shares of capital stock of the Company are, and the Company Shares issued at the Closing, if any, will be, duly authorized, validly issued, fully paid and nonassessable, and issued free and clear of all Liens and all rights of first refusal and without any violation of preemptive rights. There are no (i) outstanding Options obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any such Option, (ii) voting trusts, proxies or other commitments, understandings, restrictions or other arrangements in favor of any Person with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of the Company, or (iii) commitments, understandings, obligations or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value of capital stock of the Company.

(b) The outstanding shares of capital stock or share capital of, or membership interests, ownership interests or other equity interests in, as the case may be, each Subsidiary (the “Subsidiary Equity Interests”) that are owned by the Company or any of its Subsidiaries are, and the Subsidiary Equity Interests to be issued at the Closing in accordance with Section 5.03(a)(ii) will be, duly authorized, validly issued, fully paid and nonassessable, and owned, beneficially and of record, by the Company or its Subsidiaries, free and clear of any Liens other than Liens that will be released or discharged pursuant to the Confirmation Order at or prior to Closing. There are no (i) outstanding Options obligating any Subsidiary of the Company to issue or sell any shares of capital stock or share capital of, or any membership interests, ownership interests or other equity interests in, any Subsidiary or to grant, extend or enter into any such Option, (ii) voting trusts, proxies or other commitments, understandings, restrictions or other arrangements in favor of any Person with respect to the voting of or the right to participate in dividends or other earnings on any capital stock or share capital of, or any membership interest, ownership interest or other equity interest in, any Subsidiary, or (iii) commitments, understandings, obligations or arrangements of any Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value of capital stock or share capital of, or any membership interest, ownership interest or other equity interest in, any Subsidiary.

2.05 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental Authority is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) for consents, approvals or actions of, and filings with or notice to, the Bankruptcy Court, (ii) for the necessary filings by the Company under the Exchange Act, the HSR Act or any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement and the expiration or earlier termination of the applicable waiting period(s) thereunder, and (iii) where the failure to obtain any such consent, approval or action to make any such filing or to give any such notice, individually or in the aggregate, would not reasonably be expected to adversely affect the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder or to have a Material Adverse Effect.

2.06 Compliance With Laws and Orders. (a) Upon approval of this Agreement by the Bankruptcy Court, neither the Company nor any Subsidiary is in violation of or in default under any Law or Order, including any Law or Order involving the protection of human health and the environment, the effect of which, individually or in the aggregate with other such violations and defaults, would reasonably be expected to have a Material Adverse Effect. Except as otherwise determined by the Bankruptcy Court, the Company and each Debtor Subsidiary has complied in all material respects with all applicable Laws and Orders applicable to the Reorganization Cases.

(b) Except as would not, individually or in the aggregate with other violations and defaults, reasonably be expected to have a Material Adverse Effect, no investigation or review by any governmental, regulatory or administrative agency or authority or court or other tribunal concerning any possible violation or default of Law or Order is pending or threatened, nor has any such investigation occurred during the last five years.

(c) (i) The Company and each Subsidiary holds all material licenses, permits, registrations and other authorizations required to conduct the Business as it is presently conducted, (ii) all such licenses, permits, registrations and other authorizations are valid and in full force and effect, except for those the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iii) the Company and each Subsidiary is in compliance with all such licenses, permits, registrations and other authorizations, except for possible failures to be so in compliance which would not, individually or in the aggregate, have a Material Adverse Effect, and (iv) the execution and delivery by the Company of this Agreement and the performance by the Company of its pre-Closing obligations hereunder will not, and, upon entry of the Confirmation Order, the consummation of the transactions contemplated hereby, including the performance by any Subsidiary of transfers, assumptions or other actions required of it by this Agreement to effect such consummation, will not result in a violation or breach of, or cause the Company or any of its Subsidiaries to fail to be in compliance with, any such licenses, permits, registrations and other authorizations, except for such violations, breaches or failures to be so in compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

2.07 Reports and Financial Statements. (a) The Company has filed with the SEC all Company SEC Reports required to be filed by it under each of the Securities Act of 1933, as amended, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects as to form with all applicable requirements of the appropriate act and the rules and regulations thereunder. No Subsidiary of the Company is required to file any form, report, registration statement, prospectus or other document with the SEC. As of their respective dates, none of the Company SEC Reports (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained, and none of the Company SEC Reports filed subsequent to the date hereof will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company’s audited financial statements for the fiscal year ended September 28, 2002 (the “Audited Financial Statements”) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at September 28, 2002 and September 29, 2001 and the consolidated results of operations, cash flows and stockholders’ equity of the Company and its consolidated Subsidiaries for the 52 weeks ended September 28, 2002, September 29, 2001 and September 30, 2000, all in accordance with GAAP consistently applied. The Company’s unaudited financial statements for the three months ended December 28, 2002, the six months ended March 29, 2003 and the nine months ended June 28, 2003 (the “Interim Financial Statements”) fairly present or, in the case of the June 28, 2003 Interim Financial Statements, will fairly present, in all material respects the consolidated position of the Company and its consolidated Subsidiaries as of December 28, 2002, March 29, 2003 and June 28, 2003, respectively, and the consolidated results of operations, cash flows and stockholders’ equity of the Company and its consolidated Subsidiaries for the three months ended December 28, 2002, the six months ended March 29, 2003 and the nine months ended June 28, 2003, respectively, all in accordance with GAAP consistently applied (except for the absence of footnote disclosure and changes from normal year-end adjustments). No independent auditors’ report included with the Audited Financial Statements has been revoked or qualified in any manner since its date. The Company has not, since September 28, 2002, made any material change in the accounting practices or policies applied in the preparation of the Audited Financial Statements. The Books and Records of the Company and the Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP. The management of the Company has (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation, to the Company’s auditors and the audit committee of the Board (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

2.08 Title to Assets. The Company and the Subsidiaries have good and marketable title to, or in the case of leaseholds, valid leasehold interests in, their respective material Assets and Properties, free and clear of any Liens other than Liens permitted under the DIP Facility or Liens that will be released or discharged pursuant to the Confirmation Order at or prior to the Closing.

2.09 Legal Proceedings. Except for Claims that will be discharged pursuant to the Confirmation Order:

(a) other than the Reorganization Cases, there are no Actions or Proceedings pending or, to the Knowledge of the Company, threatened against, relating to or affecting the Company or any Subsidiary which would reasonably be expected to (i) result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) individually or in the aggregate with other such Actions or Proceedings, have a Material Adverse Effect; and

(b) except for Orders of the Bankruptcy Court, there are no Orders outstanding against the Company or any of its Subsidiaries which, individually or in the aggregate with other such Orders, would reasonably be expected to have a Material Adverse Effect or prohibit the consummation of the transactions contemplated by this Agreement.

2.10 Benefit Plans; ERISA. (a) The Company has delivered or made available to Buyer (i) full and complete copies or descriptions of each material employment, severance, bonus, change-in-control, profit sharing, compensation, incentive, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other employee benefit arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its United States Subsidiaries for the benefit or welfare of any director, officer, Employee or former Employee (such plans and arrangements, as applicable, being collectively the “Benefit Plans”) and (ii) the Form 5500 filed in each of the two (2) most recent plan years with respect to each Benefit Plan required to file a Form 5500 for the year.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Benefit Plan has been administered and is in compliance with the terms of such Benefit Plan and all applicable Laws.

(c) The Company has not ever established, maintained or participated in or had an obligation to maintain, contribute to or otherwise participate in any multiemployer plan as defined in Section 3(37)(A) of ERISA.

(d) Each Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS, each trust related to each such Benefit Plan is exempt under Section 501(a) or 501(c)(9) of the Code and nothing has occurred since such favorable determination that would adversely affect such qualification or tax-exempt status.

(e) (i) No “reportable event” (as such term is used in Section 4043 of ERISA) (other than those events for which the 30-day notice has been waived pursuant to the regulations) is pending with respect to any Benefit Plan and (ii) no “accumulated funding deficiency” (as such term is used in Section 412 or 4971 of the Code) has occurred during the last five years with respect to any Benefit Plan.

(f) No event has occurred that would subject the Company to any material liability to the IRS imposed by Chapter 43 of the Code or the Health Insurance Portability and Accountability Act of 1996.

(g) No Benefit Plan (i) has been terminated, where such termination has resulted in liability under Title IV of ERISA that, individually or in the aggregate with all other such terminations, would reasonably be expected to have a Material Adverse Effect or (ii) has, as of the date of this Agreement, received notification from the Pension Benefit Guaranty Corporation that it has instituted proceedings to treat such Benefit Plan as terminated (a “PBGC Event”).

(h) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Employee.

(i) There are no pending claims by or on behalf of any Benefit Plan or by any Employee or beneficiary covered under such Benefit Plan or otherwise involving any such Benefit Plan (other than routine claims for benefits).

(j) Except as otherwise provided in Section 1114 of the Bankruptcy Code (if and to the extent applicable), by its terms, each Benefit Plan can be unilaterally amended or terminated by the Company within thirty (30) days, except as provided in Title IV of ERISA with respect to the Pension Plan.

2.11 Labor Relations. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement covering the Employees and, to the Knowledge of the Company, there are no labor unions or other organizations representing, purporting to represent or attempting to represent any Employees. There has not occurred or, to the Knowledge of the Company, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any Employees. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation, or any Action or Proceeding, and there is no representation petition pending or, to the Knowledge of the

Company, threatened with respect to any Employee. Neither the Company nor any Subsidiary has received any notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or any Subsidiary and, to the Knowledge of the Company, no such investigation is in progress.

2.12 Environmental Matters. (a) Except with respect to Claims that have been or will be discharged pursuant to the Confirmation Order and Claims that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, no written or, to the Knowledge of the Company, oral notification of a release of a Hazardous Substance has been filed by or on behalf of the Company or any Subsidiary since the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) became effective, and no notice has been received by the Company or any Subsidiary informing the Company or Subsidiary of potential liability for a release of a Hazardous Substance under CERCLA or any other Environmental Law. Except as would not reasonably be expected to have a Material Adverse Effect, no site or facility owned or operated, or that has been owned or operated, by the Company or any Subsidiary is or has been listed on the CERCLIS published by the U.S. Environmental Protection Agency or on any similar list maintained by any state in which any Assets and Properties of the Company or any Subsidiary are located.

(b) None of the Assets and Properties of the Company or any Subsidiary contains or has been affected by the presence of any Hazardous Substance in a manner that would reasonably be expected to have a Material Adverse Effect on the Company

(c) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are each in compliance with all Environmental Laws with respect to the Assets and Properties, and neither the Company nor its Subsidiaries has received any written notice, which remains uncured, alleging that the Company or its Subsidiaries is in violation of any Environmental Law with respect to the Assets and Properties, and there exists no uncured violation, unpaid fine or other liability relating to any violation of any Environmental Law with respect to the Assets and Properties by the Company or its Subsidiaries.

2.13 Taxes. (a) The Company and each Subsidiary has filed, or caused to be filed, all material Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by the Company or any Subsidiary (as shown on any Tax Return) have been paid. Neither the Company nor any Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return.

(b) There is no material dispute or claim concerning any Tax liability of the Company or any Subsidiary either (i) claimed or raised by any authority to the Company or any Subsidiary in writing or (ii) as to which the Company has Knowledge.

(c) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

(d) Neither the Company nor any Subsidiary is a party to any tax allocation or sharing agreement. Neither the Company nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return, other than a group the common parent of which was the Company, or (ii) has any liability for the Taxes of any Person, other than any member of the group the common parent of which is the Company, under Reg. § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(e) The reserve for Tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Audited Financial Statements was adequate under GAAP to cover Tax liabilities of the Company and its Subsidiaries through the date thereof and (2) that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns as shown on the Final Balance Sheet will be adequate under GAAP to cover Tax liabilities of the Company and its Subsidiaries through the Closing Date.

(f) Neither the Company, nor any Subsidiary, has agreed to or will be required, as a result of a change in method of accounting made in a Tax Return or report filed for a taxable period ending on or prior to the Closing Date, to include any adjustment in taxable income under Section 481 of the Code (or any similar rule) for any taxable period (or portion thereof) ending after the Closing Date.

(g) No notice of a claim has ever been made that remains unresolved with respect to the Company or any Subsidiary by a taxing authority in a jurisdiction where the respective company does not file or join in the filing of a Tax Return that it is or may be subject to Taxes in that jurisdiction.

(h) No seller of assets or stock hereunder is a “foreign person” (as that term is defined in Section 1445 of the Code), and each seller of stock or assets hereunder will provide a certificate to that effect in accordance with Treasury Regulations Section 1.1445-2(b)(2), on or before the Closing Date.

2.14 Intellectual Property. (a) All Intellectual Property owned by the Company or any Subsidiary that is material to the conduct of Business is owned free and clear of any Liens or other restrictions on use or enjoyment, other than Liens permitted under the DIP Facility or Liens that will be released or discharged pursuant to the Confirmation Order at or prior to the Closing. Except for common law trademarks, the material patents and trademarks that are included in such Intellectual Property have been duly registered with, or are covered by pending applications filed with, the United States Patent and Trademark Office. The Company has taken such other commercially reasonable actions to ensure the full protection of its and its Subsidiaries’ respective rights to, and title and interest in, such material Intellectual Property under applicable Law. Such registrations and filings remain in full force and effect, in each case to the extent material to the Business.

(b) Neither the Company nor any Subsidiary is infringing on the Intellectual Property rights of any other Person, except where such infringement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.15 Insurance. All insurance policies of any kind or nature owned by or issued to the Company or any Subsidiary, including policies for fire, life, theft, product liability, public liability, property damage, other casualty, workers’ compensation, employee health and welfare, title, property and liability, with respect to the Business or Assets and Properties are in full force and effect, are of a nature and provide such coverage as is sufficient and as is reasonably appropriate or is customarily carried by companies engaged in business similar to the Business, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Section 2.15 of the Company Disclosure Schedule sets forth a true, complete and correct list of all such insurance policies. Except as described in Section 2.15 of the Company Disclosure Schedule, within the 36 months preceding the date of this Agreement, the Company has not been refused any insurance, nor has its coverage been limited in any material respect by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last 12 months. All claims thereunder have been filed in a timely fashion and all claims that are pending as of July 23, 2003 are set forth on Section 2.15 of the Company Disclosure Schedule.

2.16 No Undisclosed Liabilities. Neither the Company nor any Subsidiary has any Liabilities of any nature, except (i) as disclosed or reserved against in the Interim Financial Statements, (ii) for Liabilities not required by GAAP to be accrued, disclosed or reserved against in the Interim Financial Statements (other than Liabilities that are Known to the Company, reasonably estimable, material to the Business and not required by GAAP to be accrued, disclosed or reserved against solely because they are judged not to be probable or reasonably possible to occur), and (iii) for Liabilities that (x) were incurred after March 29, 2003 in the ordinary course of business consistent with past practice and (y) individually and in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

2.17 Absence of Changes. Since March 29, 2003, (i) there has not occurred a Material Adverse Effect or any change, event or development that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has taken any action that would be prohibited under Sections 4.01 and 4.02 after the date of this Agreement.

2.18 Rights Agreement. The rights agreement, dated as of December 3, 1997, as amended and restated, between the Company and Wachovia Bank, N.A., as rights agent, is inapplicable to the execution and entering into of this Agreement and the consummation of the transactions contemplated hereby.

2.19 Restricted Funds Trust. The assets of the Restricted Funds Trust consist only of (a) cash or cash equivalents and (b) intercompany claims to be resolved or satisfied in accordance with the Plan.

2.20 Brokers and Finders. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder’s fees, or brokerage commissions in connection with the transactions contemplated hereby.

2.21 Certain Limitations. The representations and warranties of the Company in (a) 2.04(a) will not apply to an Asset Transaction and (b) 2.07(b) will not apply to a Partial Asset Transaction.

2.22 No Omissions. No representation or warranty by the Company contained in this Agreement, and no statement contained in this Agreement or any Schedule furnished to Parent or Sub under or in connection with this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

2.23 Status. The representations, warranties and covenants of the Company hereunder are given or made to Buyer in its capacity as a party to this Agreement and may not be relied upon or enforced by Buyer in any other capacity, including as a creditor or other claimholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

3.01 Corporate Existence. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state specified on the signature page, and has all requisite power and authority to own, operate and lease its assets and properties and to carry on its business as presently conducted, except where the failure to be in good standing or to have such power and authority would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.02 Authority. Except as otherwise determined by the Bankruptcy Court, each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as otherwise determined by the Bankruptcy Court, the execution and delivery by Parent and Sub of this Agreement, and the performance by Parent and Sub of their respective obligations hereunder, have been duly and validly authorized by all necessary corporate action of Parent and Sub, and no other corporate action on the part of Parent or Sub or their respective stockholders is necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and, except as otherwise determined by the Bankruptcy Court, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

3.03 No Conflicts. The execution and delivery by Parent and Sub of this Agreement does not, and the performance by Parent and Sub of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Parent or Sub;

(b) except as otherwise determined by the Bankruptcy Court, result in a violation or breach of any term or provision of any Law or Order applicable to Parent or Sub, other than such violations or breaches (i) which would not, individually or in the aggregate, reasonably be expected to adversely affect the validity or enforceability of this Agreement or to have a Material Adverse Effect, or (ii) as would occur solely as a result of the identity or the legal or regulatory status of the Company or any of its Affiliates; or

(c) except as would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of Parent or Sub to consummate the transactions contemplated hereby or to perform its obligations hereunder, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Parent or Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien on Parent or Sub under, any Contract to which Parent or Sub is bound.

3.04 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental Authority is required to be obtained or made by Parent or its Subsidiaries (including Sub) in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) for consents, approvals or actions of, and filings with or notice to, the Bankruptcy Court, (ii) for the necessary filings by Parent or its Affiliates (including Sub) under the Exchange Act, the HSR Act or any antitrust or competition Law of any foreign jurisdiction applicable to the transactions contemplated by this Agreement and the expiration or earlier termination of the applicable waiting period(s) thereunder, and (iii) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice, individually or in the aggregate, would not reasonably be expected to adversely affect the ability of Parent or Sub to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or to have a Material Adverse Effect.

3.05 Legal Proceedings. Other than the Reorganization Cases, there are no Actions or Proceedings pending or, to the Knowledge of Parent or Sub, threatened against, relating to or affecting, Parent or Sub which would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

3.06 Financial and Other Matters. (a) Parent has, and as of the Closing Date will have, sufficient cash, borrowing capacity under existing credit facilities which Parent may draw without limitation (other than the delivery of customary certificates), financing committed pursuant to the financing commitments listed on Schedule 3.06 (the “Financing Commitments”) and/or funds available under other agreements to fund the Purchase Price, to make any post-closing working capital adjustment payment required of it under Section 1.05 and to make all other necessary payments of fees and expenses of Parent in connection with the transactions contemplated by this Agreement. If Buyer is funding the payments set forth in the first sentence of this Section 3.06(a) with funds received pursuant to the Financing Commitment, then Buyer represents and warrants that it has no reason to believe that the Financing Commitment will not lead to the financing contemplated thereby.

(b) Sub is and as of immediately after the Closing will be a wholly owned Subsidiary of Parent. Since its organization, Sub has not engaged in any activities except those incident to its organization and the execution, delivery and performance of this Agreement.

ARTICLE IV

COVENANTS OF THE COMPANY

4.01 Conduct of Business. Except as contemplated by this Agreement or as set forth in Section 4.01 of the Company’s Disclosure Schedule, the Company will, and will cause the Subsidiaries to, operate the Business in the ordinary course of business consistent in all material respects with past practice. Without limiting the generality of the foregoing, subject to the qualifications in the prior sentence, the Company will, and will cause the Subsidiaries to:

(a) use reasonable efforts to preserve intact the present business organization and reputation of the Business in all material respects, keep available (subject to dismissals and retirements in the ordinary course of business) the services of the key Employees and maintain the goodwill of key customers, suppliers and lenders of the Business with whom the Company or any Subsidiary has significant relationships;

(b) subject to Section 4.02, maintain the Assets and Properties that are material to the operation of and used in the Business in good working order and condition, ordinary wear and tear excepted;

(c) maintain in effect property damage, liability and other insurance applicable to the Business or, in a Whole Company Transaction, the Company;

(d) maintain in effect permits material to the operation of and used in the Business;

(e) make expenditures on behalf of the Business for advertising, capital expenditures and other capital items in amounts that are not materially different from past practices in the ordinary course of business or in excess of forecasted or budgeted amounts; and

(f) pay all accounts payable and collect all accounts receivable in accordance with past practice, and in any event in accordance with prudent business practices.

Notwithstanding the foregoing, nothing in this Section 4.01 will require the Company to cause any Subsidiary of the Company that is not wholly owned to take or omit to take any action that would reasonably be foreseen to cause such Subsidiary to breach any Contract to which such Subsidiary is bound or require the Company to breach a fiduciary duty to other owners of equity interests in such Subsidiary.

4.02 Certain Restrictions. Except as contemplated by this Agreement or as set forth in Section 4.02 of the Company’s Disclosure Schedule, the Company will, and will cause the Subsidiaries to, refrain from:

(a) other than in the ordinary course of business, acquiring or disposing of, or incurring any Lien on, any Assets and Properties used in, of, or related to the Business; provided, however, that the Company may, until the fifth Business Day prior to the Closing Date, continue to sell or otherwise dispose of (i) in a Whole Company Transaction, Assets and Properties not exceeding $10,000,000 in net proceeds pursuant to the Bankruptcy Court’s Order, dated January 17, 2002, establishing certain procedures for the sale of miscellaneous assets, (ii) Excluded Assets, and (iii) Excluded Balance Sheet Assets;

(b) authorizing, issuing, selling or otherwise disposing of any shares of, or securities convertible into or exchangeable or exercisable for or any Option with respect to any shares of, capital stock or share capital of the Company or any Subsidiary, or modifying or amending any right of any holder of outstanding shares of capital stock or share capital of or Option with respect to the Company or any Subsidiary;

(c) amending any Charter Documents of the Company or any Subsidiary or taking any action with respect to any such amendment or any merger, consolidation, recapitalization, reorganization, liquidation or dissolution of the Company or any Subsidiary;

(d) other than in the ordinary course of business, entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any Contract that is material to the Business, whether the contracting party thereto is the Company or any Subsidiary;

(e) other than in the ordinary course of business, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right under, any Liability of or owing to the Company or any Subsidiary, or settling or compromising any litigation in an aggregate principal amount for all such actions exceeding $5,000,000 (the “Settlement Cap”); provided, however, that (i) the Company may continue to settle or compromise Claims, including litigation Claims, pursuant to the Bankruptcy Court’s Order, dated September 23, 2002, establishing certain procedures for the settlement or compromise of certain Claims without further approval from the Bankruptcy Court and (ii) any Claims settled or compromised pursuant to such Order will not be included in the calculation of the Settlement Cap;

(f) declaring, setting aside or paying any dividend or other distribution payable in cash, stock or property with respect to its capital stock or redeeming, repurchasing or otherwise acquiring any shares of its capital stock, other than dividends or distributions by a direct or indirect Subsidiary to its parent corporation;

(g) declaring or effecting any stock split, capital reorganization or reclassification of its capital stock or taking any similar action;

(h) incurring any indebtedness for money borrowed, issuing or selling any debt securities or warrants or rights to acquire any debt securities of the Company or any Subsidiary, or incurring any Contingent Obligations other than in the ordinary course of business consistent with past practices, including indebtedness under the DIP Facility; provided, however, that in no event may the Company incur liabilities (i) under Letters of Credit in excess of 110% of the balance (approximately $18.9 million) of such Letters of Credit as of July 24, 2003, (ii) under FX

Contracts in excess of $4.0 million in principal amount, or (iii) under foreign purchase contracts for wool in excess of 120% of the quantities contracted as of July 24, 2003 (approximately $13 million);

(i) granting any material increase (or, in the case of any executive Employee or director at the Company, any increase) in the fringe benefits or compensation payable or to become payable by the Company or any of its Subsidiaries to any Employee or director of the Company or any Subsidiary thereof;

(j) except for payments permitted under the Company’s Severance Plan or the KERP, adopting, amending or otherwise materially increasing (or in the case of any executive Employee or director of the Company, increasing), or accelerating the payment or vesting of the amounts payable or to become payable to any Person who is an Employee or director of the Company or any Subsidiary, under any existing Benefit Plan, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock appreciation right, restricted stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement;

(k) except for payments permitted under the Company’s Severance Plan or the KERP, entering into or amending in any material respect (or, in the case of any executive Employee or director of the Company, in any respect) any existing employment or severance agreement with, or, except in accordance with the existing written policies of the Company or existing contracts or agreements, granting any severance or termination pay to, any Person who is an Employee or director of the Company or any Subsidiary;

(l) changing in any material respect the accounting principles used by it in effect as of the date hereof unless required by GAAP;

(m) writing down (other than is consistent with the Company Accounting Principles and Policies) or writing up the value of any of the Company’s inventory (including write-downs by reason of shrinkage or markdowns) in excess of $50,000, or determining as collectible any of the Company’s accounts receivable in excess of $50,000, or any portion thereof in excess of $50,000, which were previously considered uncollectible;

(n) entering into any collective bargaining agreement covering the Employees;

(o) other than in the ordinary course of business consistent with past practice, making any Tax election, amending any Tax Return, settling any Tax Liability, or not retaining Books and Records with respect to Tax matters pertinent to the Company and the Subsidiaries related to any taxable period before the Closing Date and having a Tax effect after the Closing; or

(p) entering into any Contract to do any of the foregoing.

The covenants in Sections 4.02(b), 4.02(c), 4.02(e), 4.02(f), 4.02(h), 4.02(i) and 4.02(j) (as applicable to the Company) will not apply to a Partial Asset Transaction. Notwithstanding the foregoing, nothing in this Section 4.02 will require the Company to cause any Subsidiary that is not wholly owned to take or omit to take any action that would reasonably be foreseen to cause such Subsidiary to breach any Contract to which such Subsidiary is bound or require the Company to breach a fiduciary duty to other owners of equity interests in such Subsidiary.

4.03 Affiliate Transactions. Prior to the Closing and except as provided herein or on Section 4.02 of the Company’s Disclosure Schedule, the Company will not, and will cause the Subsidiaries not to, engage in any transaction with any officer, director or Affiliate of the Company or any Subsidiary outside the ordinary course of business. If requested by Parent, the Company will use its commercially reasonable efforts to cooperate with Buyer in order to transfer to a newly created direct or indirect wholly owned Subsidiary of the Company, effective upon the Closing, Assets and Properties that Parent and the Company agree in good faith there is a business reason to segregate from other Company Assets and Properties.

4.04 Solicitation, Confidentiality, Etc. (a) From the date hereof to the date of the Auction Approval Order, the Company will not be prohibited or restricted from taking (or authorizing or permitting its Affiliates or Representatives from taking), directly or indirectly, any action to solicit, negotiate, assist or otherwise knowingly facilitate (including by furnishing confidential information with respect to the Company or any of its Subsidiaries or permitting access to the Assets and Properties or Books and Records of the Company or any of its Subsidiaries) any offer or inquiry from any Person concerning an Alternative Transaction.

(b) Subsequent to the date of the Auction Approval Order, the Company will not take, nor will it authorize or permit any of its Affiliates (or authorize or permit any of the Representatives acting for or on behalf of the Company or any of its Affiliates) to take, directly or indirectly, any action to solicit, negotiate, assist or otherwise knowingly facilitate (including by furnishing information as described above) any offer or inquiry from any Person concerning an Alternative Transaction, except that the Board will be entitled to furnish information to or enter into discussions or negotiations with any Person that makes a bona fide unsolicited written proposal for an Alternative Transaction thereafter, if and only to the extent that (i) the Bankruptcy Court issues an Order that the Board must do so, (ii) the Company has entered into a confidentiality agreement with such Person after the date hereof having terms and conditions that, in the good faith judgment of the Company, are no more favorable to the Person or less favorable to the Company than the Confidentiality Agreement, (iii) the Company has promptly provided to Buyer a copy of such Order and, prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Company has provided written notice to Buyer to the effect that it is furnishing such information to, or entering into discussions or negotiations with, such Person, which notice shall identify such Person and the proposed terms of such Alternative Transaction in reasonable detail, and (iv) the Company keeps Buyer promptly informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this Section 4.04 will permit the Company to terminate this Agreement (except as specifically provided in Article IX). Any violation of the restrictions set forth in this Section 4.04 by any executive officer, director, investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Section 4.04 by the Company.

(c) The parties agree that (i) any information furnished to or obtained by Buyer or any of its Representatives during the period from the date of this Agreement to the Closing Date as a result of the Company providing access as contemplated by Section 4.05 and (ii) the terms and conditions of this Agreement, the agreements referred to herein and the transactions contemplated hereby and thereby will in each case be treated by Buyer as confidential on the same terms and conditions as those set forth in the Confidentiality Agreement. Notwithstanding the foregoing, the parties acknowledge that this Agreement (together with the Annexes, Exhibits and Schedules attached hereto) or any other agreement to which a Buyer entity is a party will be filed with the Bankruptcy Court and made publicly available, and disclosures related to the transactions contemplated by this Agreement and the agreements referred to herein will be made to the Company’s creditors, Representatives and other persons having an interest in the Reorganization Cases, and may be filed with the SEC or other governmental authority. Any such filings and disclosures by the Company or any of its Representatives will not violate any confidentiality obligations owing to any party, whether pursuant to the Confidentiality Agreement, this Agreement or otherwise. Furthermore, this Section 4.04(c) will not limit the disclosure of information by the Company in connection with the administration of the Reorganization Cases or preclude any filing or other communication with the Bankruptcy Court, or disclosure to creditors or other Representatives, made by the Company in good faith.

(d) Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement or any other express or implied agreement or understanding to which the parties hereto are parties or by which they are bound and, subject to any requirements to keep such information confidential in order to comply with federal or state securities Laws, the obligations of confidentiality contained herein and therein, as they relate to the Transaction, will not apply to the “tax structure” or “tax treatment” (as those terms are used in Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations (the “Confidentiality Regulation”) promulgated under Section 6011 of the Code) of the Transaction, and each party hereto and its respective Representatives may disclose to any Person the “tax structure” and “tax treatment” of the Transaction (as those terms are defined in the Confidentiality Regulation) and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction. Each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax structuring idea or proposal related to the Transaction.

4.05 Access to Information. Prior to the Closing the Company will, and will cause each of its Subsidiaries and their respective officers, employees and other Representatives to, afford to Parent, Mohawk and their respective Representatives reasonable access to the properties, books, contracts, commitments, personnel and records relating to the Business and will cause each of its Subsidiaries and their respective officers, employees and Representatives to, furnish promptly to Parent, Mohawk and their respective Representatives any and all information (including financial and operating data) concerning such business, properties, financial condition, operations and personnel as Parent or Mohawk may from time to time reasonably request; provided, however, that any such access and inspection (a) will be provided during normal business hours under the supervision of the Company’s personnel and in such a manner as to maintain the confidentiality of such information, this Agreement and the transactions contemplated hereby, (b) will not interfere unreasonably with the business operations of the Company or its Subsidiaries or require the Company or any of its Subsidiaries to breach any contract or to violate any Law, and (c) will not involve any audit, testing or sampling procedures to which the Company does not agree in its reasonable discretion. No investigation pursuant to this Section 4.05 will affect any representations or warranties of the Company herein or the conditions to the obligations of the parties hereto.

4.06 Pension Plan; Early Retirees Health Care Plan; Nonqualified Retirement Plans; Split-Dollar Arrangements. Effective as of the earlier of immediately following the Closing Date or September 30, 2003, the Company will, and will cause its Subsidiaries to, take all action necessary or appropriate to validly amend the Pension Plan and the Early Retirees Health Care Plan such that (a) no Person who is not a participant in the Pension Plan or the Early Retirees Health Care Plan as of the effective date of the amendment may thereafter become a participant in the Pension Plan or the Early Retirees Health Care Plan; (b) no Person who is a participant in the Pension Plan or the Early Retirees Health Care Plan after the effective date of the amendment may thereafter make any further contribution to the Pension Plan or the Early Retirees Health Care Plan (other than premiums, in the case of the Early Retirees Health Care Plan); (c) benefit accruals under the Pension Plan shall cease to be effective no later than September 30, 2003 and thereafter no Person shall earn any additional benefits under the terms of the Pension Plan; provided, however, that this clause (c) will not result in the reduction of the accrued benefit of any participant under the Pension Plan nor in altering the method of calculating the lump sum distributions under the Pension Plan; and (d) the premiums paid by participants under the Early Retirees Health Care Plan will be adjusted in accordance with written instructions from Parent or Sub. The Company will use its reasonable best efforts to obtain from each Transferred Employee who is a participant in the Burlington Industries, Inc. Supplemental Executive Retirement Plan (the “Burlington SERP”) and the Burlington Industries, Inc. Benefits Equalization Plan (the “Burlington Equalization Plan”), a written waiver of his or her right to any benefit under the Burlington SERP and/or the Burlington Equalization Plan,

effective upon the adoption of the New SERP and New Equalization Plan referenced in Section 6.01 and the receipt of documentation evidencing such Employee’s inclusion therein (subject to the execution of such waiver). Subject to the consent of each Employee who has entered into a split-dollar agreement with the Company and who will be offered employment by Parent or Sub immediately after the Closing Date, the Company will amend the split-dollar agreement of such Employee to replace the Company with Parent or Sub with respect to all rights and liabilities under such split-dollar agreement contingent upon the Closing and the Employee becoming employed by Parent or Sub. The provisions of this Section 4.06 will apply to a Stock Transaction and an Asset Transaction. In addition, in an Asset Transaction, the additional provisions set forth on Annex A will also apply to the extent set forth therein.

4.07 Deposit. Until the Closing or earlier termination of this Agreement, the Company will maintain the Deposit in an escrow account. Such escrow account shall be an interest-bearing account, pursuant to the terms of the Bidding Procedures, and any interest on the Deposit shall be delivered to the party receiving such Deposit. The parties agree and acknowledge that the Deposit is not an asset of the Company or its Affiliates and is not a part of their bankruptcy estates, unless and until disbursed to the Company under and in accordance with Section 9.02 of this Agreement.

4.08 Opening Bidder. At the Auction, the Company will designate (a) this Agreement as the “Opening Bid” for purposes of the Bidding Procedures and (b) Buyer as the “Opening Bidder” for purposes of the Bidding Procedures Order.

ARTICLE V

BANKRUPTCY AND OTHER COVENANTS

5.01 Bankruptcy Court Filings. (a) Within 10 Business Days of the date of the Auction, if Buyer is selected as a Successful Bidder, the Company will, and will cause each of the Debtor Subsidiaries to, file, or amend as appropriate, the Plan and the Disclosure Statement with the Bankruptcy Court, and thereafter the Company will, and will cause each of the Debtor Subsidiaries to, use their reasonable best efforts to obtain Bankruptcy Court approval of the Disclosure Statement and entry of the Confirmation Order as soon as reasonably practicable. The Plan and the Disclosure Statement will include terms and conditions that effect the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein, and will not include any terms or conditions that are inconsistent with the terms and conditions set forth herein. Prior to the filing by any Debtor of the Plan, the Disclosure Statement, any amendment or supplement to the foregoing, or any motion or other pleading describing or affecting the transaction contemplated by this Agreement, with the Bankruptcy Court, the Company will (i) provide a copy thereof the Buyer and its counsel, (ii) provide Buyer and its counsel a reasonable opportunity to review and comment on such document, amendment, supplement, proposed order, motion or pleading and (iii) incorporate any reasonable comments of Buyer and its counsel into such document, amendment, supplement, proposed order, motion or pleading. The Company will provide to Buyer and to counsel for Buyer, on the same day as filed, copies of any and all pleadings filed by the Debtors with respect to the Reorganization Cases. Without limiting the generality of the foregoing, the Company will use its reasonable best efforts to cause the Confirmation Order to contain the provisions set forth on Exhibit E hereto and such other provisions as may be requested by Parent and Sub that are not unreasonable after review of drafts of such document prior to its submission to the Bankruptcy Court.

(b) The Company will, and will cause each of the Debtor Subsidiaries to, ensure that the Disclosure Statement, as filed with the Bankruptcy Court, complies with the Bankruptcy Code and other applicable Law. Parent will cooperate with the Company in the Company’s efforts to prepare and file the Plan and the Disclosure Statement, including by providing the Company with any necessary or appropriate information regarding Buyer required to be included in the Disclosure Statement. The Plan and the Disclosure Statement will contain the recommendation of the Board and of each other Debtor, in each case as of the date hereof, that holders of Claims against or interests in the Debtors entitled to vote on the Plan vote to accept the Plan, except to the extent otherwise ordered by the Bankruptcy Court. Each party hereto will promptly notify the other party if at any time before the Closing Date such party becomes aware that the Disclosure Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Company will make the appropriate filings with the Bankruptcy Court regarding such misstatement or omission and take such other actions to address such misstatement or omission as required by the Bankruptcy Court.

(c) If the Confirmation Order or any other Orders of the Bankruptcy Court relating to this Agreement, the Disclosure Statement or the Plan is appealed by any party (or a petition for certiorari, motion for rehearing, reargument, reconsideration or revocation, or other motion attacking the Order is filed with respect thereto), each party will, and the Company will cause the Debtor Subsidiaries to, take all such steps as it determines to be reasonable and appropriate to defend against such appeal, petition or motion and to use reasonable best efforts to obtain an expedited resolution of any such appeal, petition or motion, in any such case with the objective of effecting the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein.

(d) As soon as is reasonably practicable after the date of the Auction (but in no event more than three Business Days after the date of the Auction), if Buyer is selected as a Successful Bidder, the Company will seek (1) approval of the Bankruptcy Court of (a) the provisions of this Agreement to be performed by the Company before the Closing (including Article IV and Article V) and (b) Sections 4.04, 5.04, 5.05, 9.01 and 9.02 of this Agreement and (2) the findings by the Bankruptcy Court substantially to the effect that the Company conducted the Auction and selected Buyer as a Successful Bidder in accordance with the Bidding Procedures, that the Auction was fair in substance and procedure and that this Agreement constitutes the highest and best offer and proposal for the Company or, in the case of a Partial Asset Transaction, the applicable Business (the “Auction Approval Order”).

(e) Buyer will not file any pleading or take any other action in the Bankruptcy Court with respect to this Agreement, the Plan or the consummation of the transactions contemplated hereby or thereby that is inconsistent with performing and carrying out the provisions of this Agreement in accordance with the terms and subject to the conditions herein; provided, however, that nothing contained in the foregoing will be construed to limit in any way Buyer’s rights under this Agreement, including Buyer’s rights under Article IX of this Agreement, or to limit Buyer’s rights to advocate for the approval of this Agreement and the Plan effectuating it and against any Alternative Transaction or Plan that does not effectuate this Agreement.

5.02 Assumption of Contracts Between Execution and Closing. On or after the date of this Agreement, neither the Company nor any Debtor Subsidiary will assume any employment agreement or other Benefit Plan providing for any payment (on a change of control or otherwise) as a result of the Closing or effectiveness of the Plan, or any other material Contract in the Reorganization Cases without the prior written consent of Parent. Any cure costs associated with the assumption of Contracts pursuant to this Agreement will be assumed and satisfied after the Closing Date in the ordinary course of business or as otherwise provided in the Confirmation Order or other Order of the Bankruptcy Court authorizing the assumption of Contracts; provided that any such other Order must be in form and substance reasonably satisfactory to Parent.

5.03 Effects of the Plan. (a) Without limiting the provisions of Section 5.01 as to the requirements of the Plan, the Plan will specifically provide that, and will contemplate all necessary transfers, assumptions and other actions by the Debtors, such that, at or upon the Closing:

(i) Equity in the Company. If the Transaction is a Stock Transaction, the Company Shares constitute all of the issued and outstanding shares of capital stock of the Company and, immediately after the Closing, are duly and validly issued, fully paid and nonassessable, and, immediately after the Closing, there are no Options of any kind outstanding with respect to the capital stock of the Company;

(ii) Equity in Debtor Subsidiaries. All of the Subsidiary Equity Interests held by the Company or any direct or indirect Subsidiary of the Company in a Debtor Subsidiary are cancelled in exchange for newly issued equity interests in such Debtor Subsidiary, constituting all of the issued and outstanding equity interests in such Debtor Subsidiary, and there are no Options of any kind outstanding with respect to any Subsidiary Equity Interests in a Debtor Subsidiary;

(iii) Assumed Contracts. The only Contracts under which Liability will exist are those Contracts that (x) have been entered into by the Company or such Debtor Subsidiary after the Petition Date or (y) have been assumed by the Company or such Debtor Subsidiary prior to the date of this Agreement pursuant to an Order of the Bankruptcy Court listed on Section 5.03(a)(iii) of the Company’s Disclosure Schedule, or (z) are

assumed in accordance with Section 5.02 (collectively, the “Assumed Contracts”); and

(iv) Business Assets and Properties. Except as set forth in Section 5.03(a)(iv) of the Company’s Disclosure Schedule, all Assets and Properties, as such Assets and Properties exist on the Closing Date, are revested in the Company or, if applicable, Sub or the Debtor Subsidiary and are owned, leased or held by the Company or, if applicable, Sub or the Debtor Subsidiary, free and clear of all Liens other than as permitted by the Plan.

(b) Liabilities. Without limiting the provisions of Section 5.01 as to the requirements of the Plan, the Plan will specifically provide that and will contemplate all necessary transfers, assumptions and other actions such that:

(i) At or upon the Closing, all Liabilities of the Company and each of the Debtor Subsidiaries relating to the Business (including Liabilities related to environmental and Tax Laws) are discharged by the Plan to the full extent a discharge could be granted to a non-individual operating Chapter 11 debtor with the maximum right to discharge under Section 1141 of the Bankruptcy Code or any other provision of the Bankruptcy Code, other than as provided in the Plan;

(ii) From and after the Closing, all parties in interest whose claims against the Company or a Debtor Subsidiary are discharged by the Plan have no recourse against the Company or, if applicable, Sub or any Debtor Subsidiary or any of their respective Assets and Properties for any consideration of any nature whatsoever for such discharged claim, or for any resolution of any disputes relating to or arising from such discharged claim;

(iii) At or upon the Closing, there are no non-current Liabilities of the Company or any Debtor Subsidiary relating to the Business of a nature required by GAAP to be accrued, disclosed or reserved against in the Company’s consolidated financial statements, except for such Liabilities as are not discharged by the Plan; and

(iv) To the maximum extent permitted by applicable Law, at or upon the Closing, Buyer, the Debtors and their respective directors, officers, agents, attorneys, Affiliates, employees and other representatives are released and exculpated from any and all Liabilities based on, arising from, or related to the negotiation or preparation of the Plan and this Agreement, the conduct of the Auction or the conduct and administration of the Reorganization Cases in any other respect, except to the extent that any such Liability arises solely from fraudulent or willful misconduct and except that nothing in such provision of the Plan shall impair Buyer’s rights to enforce any provision of this Agreement to be performed on or after the Closing Date.

5.04 Insurance. Prior to the Closing, and without limiting Section 6.02, the Company will make arrangements to acquire for the benefit of its directors, officers and employees, and prior to the Closing the Company will fully pay for, insurance extending for a six-year period all directors and officers liability, fiduciary (including ERISA) and errors and omissions insurance existing as of the date hereof to the extent applicable to acts or omissions occurring in whole or in part prior to or on the Closing Date.

5.05 Certain Other Provisions. If the Transaction is an Asset Transaction, the Plan will provide that the Company will continue in existence after the Closing Date and operate in the manner set forth in Annex A, including, in the case of a Partial Asset Transaction, using reasonable efforts to (a) provide Transitional Services to the Business on the terms contemplated by the form of Transition Services Agreement attached thereto and (b) license or cause to be licensed the Licensed Trademarks to the Business on the terms contemplated by the form of Trademark License Agreement attached thereto.

5.06 Further Assurances. (a) Subject to the terms and conditions of this Agreement, each party will, and will cause its Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on it or its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, and, subject to the conditions set forth in Articles VII and VIII hereof, to consummate the transactions contemplated by this Agreement as promptly as practicable, and (ii) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other Person that is required to be obtained in connection with this Agreement and the other transactions contemplated hereby, and to comply with the terms and conditions of any such consent, authorization, order or approval. Without limiting the foregoing, with respect to any Contracts for which any required consent or approval is not obtained prior to the Closing, each party will use their reasonable best efforts to obtain any such consent or approval after the Closing Date until such consent or approval has been obtained.

(b) Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation, including any motion, seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby.

(c) Subject to the terms and conditions of this Agreement, each party will make or cause to be made any filings required by it or any of its Affiliates under any federal antitrust laws with respect to the transactions contemplated by this Agreement promptly and in any event within five Business Days after the date of the Auction and will also comply as soon as practicable with any request made by the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Authority (each, an “Antitrust Authority”) under any state or federal antitrust laws for additional information, documents or other materials of it or any of its Affiliates. Each party will use its reasonable best efforts to furnish all information, and will provide such reasonable assistance as another party may request, in order to make any filing or provide any information that may be required by law by any Antitrust Authority in connection with the transactions contemplated hereby. Each party will promptly inform the other parties of the status and substance of any communication with any Antitrust Authority regarding the transactions contemplated by this Agreement and any proposals to or from any Antitrust Authority regarding the transactions contemplated by this Agreement. No party will independently participate in any formal meeting, investigation or other inquiry with any Antitrust Authority without first giving the other parties notice of such meeting, investigation or inquiry and, to the extent permitted by such Antitrust Authority, the opportunity to attend and/or participate, and each party will cooperate with the other parties in connection with any analysis, appearances, presentations, memoranda, briefs, arguments, opinions or proposals made or submitted on its behalf in connection with proceedings under any state or federal antitrust laws or any other related laws that is required for the consummation of the transactions contemplated by this Agreement.

(d) In no event shall Parent, Sub or Mohawk be required to agree to (i) any prohibition of or limitation on the ownership or operation of any portion of their respective businesses or assets, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, (iii) any limitation on their ability to acquire or hold, or exercise full rights of ownership of, the Assets and Properties of the Business, or (iv) any other limitation on their ability to effectively control their respective businesses or operations.

ARTICLE VI

COVENANTS OF PARENT

Parent covenants and agrees with the Company that Parent will, and will cause Sub to, comply with all covenants and provisions of this Article VI.

6.01 Employee Matters. Except as provided in Section 4.06 with respect to the Pension Plan and the Early Retirees Health Care Plan, for purposes of all employee benefit plans (as defined in Section 3(3) of ERISA) and other employment agreements, arrangements and policies of the Company or its Subsidiaries or Buyer under which an Employee’s benefits (including for purposes of determining entitlement to vacation, severance and other benefits) depend, in whole or in part, on length of service, credit will be given to Employees as of the date hereof or hereafter for service with the Company or its Subsidiaries prior to the Closing Date, provided that such crediting of service does not result in duplication of benefits. Parent will, or will cause its Subsidiaries (including, if applicable, the Company or Sub) to, assume and honor in accordance with their terms all employee benefit plans (as defined in Section 3(3) of ERISA) and the other Benefit Plans (other than the KERP, the Burlington SERP and the Burlington Equalization Plan); provided, however, that such Persons may amend, modify or terminate any Benefit Plan in accordance with its terms and applicable law; provided, further, that, for a period of at least two years after the Closing Date, no such amendment, modification or termination may result in compensation (including salary or wage rate, as applicable, and bonus opportunity) and benefits (including severance) to employees that are less favorable, in the aggregate, than the compensation and benefits that are provided to them immediately prior to the Closing Date. Parent will, and will cause Sub to, adopt a supplemental retirement plan (the “New SERP”) and a benefits equalization plan (the “New Equalization Plan”) which will cover each Transferred Employee who has furnished the Company with a written waiver of benefits under the Burlington SERP and the Burlington Equalization Plan within 45 days of the Closing Date. The New SERP and the New Equalization Plan will be adopted, effective as of the Closing Date, will provide each covered Employee with vested benefits which are equivalent to the benefits each such Employee had accrued and in which each such Employee was vested as of the Effective Date under the Burlington SERP and the Burlington Equalization Plan and will recognize service with the Company or its Subsidiaries prior to the Closing Date for all purposes. The provisions of this Section 6.01 will apply to a Whole Company Transaction only. In addition, in an Asset Transaction, the additional provisions set forth Annex A will also apply to the extent set forth therein. Parent and/or Sub (if applicable), and the Company agree that Parent and/or Sub shall be a successor to the Company for purposes of the Pension Plan.

6.02 Letters of Credit and Surety Bonds. Buyer will obtain substitutions for, or (if allowed by the lender(s) under the DIP Facility) secure back-to-back arrangements with respect to, the outstanding letters of credit issued under the DIP Facility and the Company’s outstanding surety bonds, in each case relating to the Business, including any replacements thereof and any other letters of credit issued under the DIP Facility and surety bonds arising in the ordinary course of the conduct of the Business subsequent to the date of this Agreement; provided, however, that in no event will Buyer be obligated to obtain substitutions or secure any such back-to-back arrangements to the extent such substitutions or arrangements support obligations that are Unassumed Liabilities.

6.03 Deposit. If Buyer is to be selected as the Successful Bidder, as a condition to such selection, Buyer will wire transfer the Deposit in immediately available funds payable to the Company. The Deposit will be held in an interest-bearing account, pursuant to the terms of the Bidding Procedures, and any interest on the Deposit shall be delivered to the party receiving such Deposit.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF BUYER

The obligation of Buyer hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent (on behalf of itself and Sub) in its sole discretion):

7.01 Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date.

7.02 Performance. The Company shall have performed and complied with, in all material respects, the covenants required by this Agreement to be performed or complied with by the Company at or before the Closing.

7.03 Closing Certificates. The Company shall have delivered to Buyer a certificate, dated the Closing Date and executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, substantially in the form of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form of Exhibit C hereto.

7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Plan or this Agreement.

7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority set forth on Section 7.05 of the Company’s Disclosure Schedule shall have been obtained, made or given and shall be in full force and effect, all terminations or expirations of waiting periods imposed by any Governmental Authority with respect thereto, including under the HSR Act, shall have occurred, and the waiting periods under the HSR Act with respect to that certain filing made by Mohawk for the acquisition of the Lees Business shall have expired or been terminated, in each case without limitation, condition or restriction that would materially adversely affect the ability of Parent, Sub or Mohawk to own, control or operate, through the Company or Sub, as applicable, the Business purchased or to be purchased.

7.06 Confirmation Order. The Confirmation Order, in a form providing for the effectuation of all the transactions contemplated by this Agreement in accordance with the terms and provisions hereof, shall have been entered by the Bankruptcy Court, at least ten days shall have passed since the entry of such order, such order shall not be subject to any stay, appeal or motion for rehearing, reargument, reconsideration or revocation, and all conditions to the effectiveness of the Plan (or the occurrence of the Effective Date as defined in the Plan) shall have been satisfied or duly waived in accordance with the Plan.

7.07 Deliveries. (a) If the Transaction is a Stock Transaction, the Company shall have issued and/or delivered to Buyer certificates representing the Company Shares, free and clear of all Liens, and the Debtor Subsidiaries shall have issued certificates or other evidence of the applicable Subsidiary Equity Interests, free and clear of all Liens, to their respective parent entities.

(b) If the Transaction is an Asset Transaction, the Debtor Subsidiaries shall have issued certificates or other evidence of the applicable Subsidiary Equity Interests to their respect parent entities of, if such parent entity was the Company prior to the Closing, to Sub. In addition, the Company shall have delivered:

(i) Deeds and bills of sale in customary form to effect the transfer of the Purchased Assets to Sub (with the same terms and scope as the comparable transfer documentation by which the Company acquired such assets);

(ii) Stock certificates representing the Subsidiary Equity Interests, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank or, in the case of Subsidiaries that are limited liability companies, an executed assignment form transferring all membership interests of such Subsidiaries; and

(iii) In the case of a Partial Asset Transaction, a duly executed Trademark License Agreement and Transition Services Agreement.

7.08 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect (or in the case of a PBGC Event, a Material Adverse Effect shall not reasonably be expected to occur as a result of such PBGC Event).

7.09 Bankruptcy Proceedings. The Plan and the Confirmation Order shall contain provisions effecting the transactions contemplated by this Agreement in accordance with the terms and provisions hereof and not contain any provision which is materially inconsistent with this Agreement.

7.10 Escrow Agreement. The Company shall deliver to the Buyer a duly executed copy of the Escrow Agreement.

7.11 Consents. The Company shall have received the consents required, if any, under the Contracts listed in (c)(i) of Section 2.03 of the Company’s Disclosure Schedule, as well as any other Contracts the failure of which to obtain consent to the assignment of would reasonably be expected to have a Material Adverse Effect.

7.12 Total Cash. The Purchased Assets shall include Total Cash of at least $128.0 million.

7.13 Closing Conditions. All other Closing Conditions shall have been satisfied.

Notwithstanding the foregoing, Parent’s and Sub’s obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by Parent or Sub of its material obligations under this Agreement with respect to the transactions contemplated hereby.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligation of the Company hereunder to consummate the transactions contemplated hereby is subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

8.01 Representations and Warranties. The representations and warranties made by Parent or Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date.

8.02 Performance. Parent and Sub shall have performed and complied with, in all material respects, the covenants required by this Agreement to be so performed or complied with by Parent or Sub at or before the Closing.

8.03 Closing Certificates. Parent shall have delivered to the Company a certificate, dated the Closing Date and executed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent, substantially in the form of Exhibit D hereto.

8.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Plan or this Agreement.

8.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority set forth on Section 7.05 of the Company’s Disclosure Schedule shall have been obtained, made or given and shall be in full force and effect and all terminations or expirations of waiting periods imposed by any Governmental Authority with respect thereto, including under the HSR Act, shall have occurred.

8.06 Confirmation Order. The Confirmation Order, in a form providing for effectuation of all the transactions contemplated by this Agreement in accordance with the terms and provisions hereof, shall have been entered by the Bankruptcy Court, at least ten days shall have passed since the entry of such order, such order shall not be subject to any stay, appeal or notice for rehearing, reargument, reconsideration or revocation and all conditions to the effectiveness of the Plan (or the occurrence of the Effective Date as defined in the Plan) shall have been satisfied or duly waived in accordance with the Plan.

8.07 Deliveries. If the Transaction is an Asset Transaction, Buyer shall have delivered:

(a) One or more assumption agreements in customary form to effect the assumption of the Assumed Liabilities;

(b) All certificates required by all relevant taxing authorities that are necessary to support any claimed exemption from the imposition of Transfer Taxes; and

(c) In the case of a Partial Asset Transaction, a duly executed Trademark License Agreement and Transition Services Agreement.

8.08 Other Transactions. If the Transaction is a Partial Asset Transaction, the closings of the sales of the Company’s other businesses (the “Other Business Sales”) shall have occurred.

8.09 Closing Conditions. All other Closing Conditions shall have been satisfied.

Notwithstanding the foregoing, the Company’s obligations to consummate the transactions contemplated hereby shall not be relieved by the failure of any of the foregoing conditions if such failure is the result, direct or indirect, of any breach by the Company of its material obligations under this Agreement, the Plan or the Confirmation Order with respect to the transactions contemplated hereby. Buyer hereby acknowledges and agrees that there are substantial conditions to Closing that are outside the Company’s direct control, including approval of this Agreement by the Bankruptcy Court and creditor voting, and that there can be no assurance that the Closing will occur. In the event that the Closing hereunder does not occur for any reason other than the intentional breach of this Agreement by the Company, the only remedy available to Buyer, in addition to the payment contemplated by Section 9.02(b) if required by the express terms thereof, will be to seek an Order for a mandatory injunction from the Bankruptcy Court compelling the Closing to occur and in no circumstances except an intentional breach of this Agreement will the Company or any other Person have any liability or obligation for monetary damages arising therefrom.

ARTICLE IX

TERMINATION

9.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

(a) By mutual written agreement of the parties hereto;

(b) By the Company or Parent upon notification to the non-terminating party by the terminating party:

(i) at any time after the date which is 270 calendar days after the date of this Agreement (the “Termination Date”), if the Closing has not been consummated on or prior to such date and such failure is not caused by a breach of this Agreement by the terminating party;

(ii) if there has been a material breach of any representation, warranty or covenant (or any breach of any representation or warranty that is qualified by its terms by reference to materiality or Material Adverse Effect) on the part of the non-terminating party and such breach is not curable or, if curable, has not been cured within 15 Business Days following receipt by the non-terminating party of notice of such breach from the terminating party;

(iii) if (A) any court of competent jurisdiction (other than the Bankruptcy Court) or other competent Governmental Authority (other than the Bankruptcy Court) has issued an Order which has become final and nonappealable or (B) any Law (other than the Bankruptcy Code) is in effect, in either case restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of the transactions contemplated by this Agreement; or

(iv) if the Bankruptcy Court has issued an Order (including an Order denying confirmation of the Plan) which has become final and nonappealable restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of any of the transactions contemplated by this Agreement;

(c) By Parent or the Company if, following the Auction, the Auction Condition is not satisfied;

(d) By Parent or the Company if the Bankruptcy Court confirms a plan of reorganization for the Debtors that does not contemplate the transactions contemplated by this Agreement;

(e) By Parent or the Company if the Bankruptcy Court approves or the Company enters into a definitive agreement providing for an Alternative Transaction (other than a confidentiality agreement as described in Section 4.04); or

(f) By Parent or the Company at any time within the three Business Days commencing on July 31, 2003 if the Bankruptcy Court has not issued the Auction Approval Order (as it may be amended by the agreement of Buyer and the Company).

9.02 Effect of Termination. (a) If this Agreement is validly terminated pursuant to Section 9.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party hereto (or its respective Representatives or Affiliates), except that (i) the provisions with respect to expenses in Section 12.04 and the provisions of this Article IX will continue to apply following any such termination, (ii) nothing contained in this Agreement will relieve any party from any Liability for any willful or material breach prior to such termination of such party’s representations, warranties, covenants or agreements set forth in this Agreement, and (iii) if the Deposit has already been paid to the Company and this Agreement is terminated at a time when the Company did not have the right to terminate this Agreement pursuant to Section 9.01(b)(ii), then the Company will, immediately following such termination, pay to Buyer, by wire transfer to an account designated by Parent, an amount equal to the Deposit plus any accrued interest thereon. The termination of this Agreement will not affect the Confidentiality Agreement, which will continue in full force and effect.

(b) Subject to the Auction Approval Order in respect of any payments not authorized by the Bidding Procedures, in the event that (i) this Agreement is terminated pursuant to Section 9.01(b)(iv), (c), (d) or (e) or by Parent pursuant to Section 9.01(b)(ii) (each, an “Unapproved Termination Event”) or Section 9.01(c) (an “Approved Termination Event”) and (ii) at the time of such termination, the Company could not have terminated this Agreement pursuant to Section 9.01(b)(ii), then, the Company will, upon such termination (in the case of a termination as a result of an Unapproved Termination Event) or upon the closing of a transaction with the Successful Bidder in the Auction (in the case of a termination as a result of an Approved Termination Event), pay to Buyer a termination fee in the amount of the “Termination Fee” specified on the signature page hereto, which amount will be deemed to include any and all costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby. Any fee payable under this Section 9.02(b) will be paid immediately to Buyer upon termination by wire transfer of immediately available funds of the Company. The parties expressly acknowledge and agree that, as of the date of this Agreement (1) the Bidding Procedures Order permits the Termination Fee to be paid to Buyer upon an Approved Termination Event, and then only to the extent set forth therein, and (2) the Termination Fee will not be payable to Buyer as a result of a termination for any other reason, including an Unapproved Termination Event, unless and until approved by the Auction Approval Order or other Order of the Bankruptcy Court; provided, however, that nothing herein will limit the Company’s obligations under Section 5.01(d).

ARTICLE X

TAXES

10.01 Taxes Borne by the Company and its Subsidiaries. All sales, transfer, use (including, without limitation, gains and income taxes) or other similar Taxes not exempt under Section 1146(c) of the Bankruptcy Code that may be imposed as a direct result of the Asset Transaction pursuant to this Agreement will be borne solely by the Company.

10.02 Pro-Rated Taxes. In the event of an Asset Transaction, other than Taxes set forth in Section 10.01, items of Tax relating to real and personal property Taxes and assessments on property acquired by Buyer hereunder shall be pro-rated between Buyer on the one hand and the Company on the other hand as of the Closing Date. All such pro-rations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to the Company and items relating to time periods beginning on or after the Closing Date shall be allocated to Buyer.

10.03 Purchase Price Allocation. In the event of an Asset Transaction, the Purchase Price, as adjusted pursuant to Section 1.04 and 1.05, will be allocated among the Assets and Properties in accordance with the fair market value of the assets and the methodology agreed to by the Company and Parent prior to the Closing. The parties will file all Tax Returns (including amended return and claims for refund) and information reports in a manner consistent with such allocation, and shall use reasonable best efforts to sustain such allocation in any subsequent tax audit or tax dispute. Buyer and the Company shall promptly notify each other of the commencement and progress of any audit, investigation, or other proceeding by any taxing authority relating to the allocation of the Purchase Price.

10.04 Bulk Sales. Each of the parties hereto waives compliance with any applicable provisions of the Uniform Commercial Code Article 6 (Bulk Sales or Bulk Transfers) or analogous provisions of Law, as adopted in the states in which the Business is conducted as such provisions may apply to the transactions contemplated by this Agreement.

ARTICLE XI

DEFINITIONS

11.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

“Accounting Firm” means (a) Deloitte & Touche LLP, (b) Ernst & Young LLP, (c) KPMG LLP, (d) PricewaterhouseCoopers LLP, or (e) the Initial Independent Accountant.

“Actions or Proceedings” means any action, suit, proceeding, arbitration or Governmental Authority investigation.

“Additional Pension Underfunding” has the meaning ascribed to it in Section 1.08.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

“Agreement” means this Acquisition Agreement, the Exhibits and applicable Annexes hereto, the Company’s Disclosure Schedule and the certificates delivered in accordance with Sections 7.03 and 8.03, as the same may be amended from time to time.

“Alternative Transaction” means a definitive agreement providing for a merger, consolidation or other business combination including the Company or any of its Subsidiaries, or any acquisition or similar transaction (including a tender or exchange offer for debt or equity) other than the transactions contemplated by this Agreement, involving, in the case of a Whole Company Transaction, (a) the purchase of (i) all or a substantial part of the Assets and Properties of the Company and its Subsidiaries (“substantial part” meaning at least 25% by book value of the Company’s consolidated assets), (ii) 25% or more of the outstanding capital stock of or secured claims against the Company, or (iii) 25% or more of the outstanding shares of the capital stock of or secured claims against its Subsidiaries, or (b) in the case of a Partial Asset Transaction, the purchase of substantially all of the applicable Purchased Assets or any other transaction which is intended or could be reasonably expected to preclude the consummation of the transaction contemplated by this Agreement.

“Antitrust Authority” has the meaning ascribed to it in Section 5.06(c).

“Approval Notice” has the meaning ascribed to it in Section 1.05(b).

“Approved Termination Event” has the meaning ascribed to it in Section 9.02(b).

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, wherever situated and by whomever possessed), including the goodwill related thereto, operated, owned or leased by such Person, provided, however, that in an Asset Transaction, “Assets and Properties” will mean “Purchased Assets” as defined in Annex A.

“Asset Transaction” means a Whole Company Asset Transaction or a Partial Asset Transaction.

“Assumed Administrative Claims” means those allowed administrative claims to be assumed by Buyer on the Effective Date pursuant to the Plan.

“Assumed Contracts” has the meaning ascribed to it in Section 5.03(a)(iii).

“Auction” has the meaning ascribed to it in the Bidding Procedures.

“Auction Approval Order” has the meaning ascribed to it in Section 5.01(d).

“Auction Condition” has the meaning ascribed to it in the forepart of this Agreement.

“Audited Financial Statements” has the meaning ascribed to it in Section 2.07(b).

“Balance Sheet” means (a) in the case of a Whole Company Transaction, a consolidated balance sheet of the Company and a balance sheet reflecting the Purchased Assets and Assumed Liabilities primarily related to the Lees Business, excluding cash and cash equivalents, prepared in accordance with the Company Accounting Principles and Policies and (b) in the case of a Partial Asset Transaction, a balance sheet reflecting the Purchased Assets and Assumed Liabilities (as defined in Annex A) related to the applicable Business, prepared in accordance with the Accounting Principles and Policies but excluding cash and cash equivalent assets, in any such case as of the date specified therein.

“Bankruptcy Code” has the meaning ascribed to it in the forepart of this Agreement.

“Bankruptcy Conditions” has the meaning ascribed to it in the forepart of this Agreement.

“Bankruptcy Court” has the meaning ascribed to it in the forepart of this Agreement.

“Benefit Liabilities” has the meaning ascribed to it in Section 1.08.

“Benefit Plans” has the meaning ascribed to it in Section 2.10(a).

“Bidding Procedures” means the bidding procedures for the sale of the Company approved by the Bankruptcy Court on March 5, 2003 and amended by the consent order on April 4, 2003, as may be from time to time amended (the “Bidding Procedures Order”). A copy of the Bidding Procedures are attached hereto as Exhibit F.

“Board” has the meaning ascribed to it in the forepart of this Agreement.

“Books and Records” means books of account, minute books, stock record books and other similar business records.

“Burlington Equalization Plan” has the meaning ascribed to it in Section 4.06.

“Burlington SERP” has the meaning ascribed to it in Section 4.06.

“Business” means (a) in a Stock Transaction, the marketing and manufacturing of softgoods for apparel and interior furnishings as it is conducted by the Company on the date hereof and (b) in an Asset Transaction, the “Business” as defined in Annex A.

“Business Day” means a day other than Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

“Buyer” has the meaning ascribed to it in the forepart of this Agreement.

“CERCLA” has the meaning ascribed to it in Section 2.12(a).

“Charter Documents” means such Person’s certificate or articles of incorporation, memorandum and articles of association, by-laws, limited liability company operating agreement, and other comparable constituent, charter or organizational documents, as applicable in such Person’s jurisdiction of formation.

“Claims” means any claim against any Debtor, as “claim” is defined in Bankruptcy Code Section 101(5).

“Closing” has the meaning ascribed to it in Section 1.03(a).

“Closing Conditions” has the meaning ascribed to it in Section 1.03(a).

“Closing Date” has the meaning ascribed to it in Section 1.03(a).

“Closing Financials” has the meaning ascribed to it in Section 1.05(a).

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning ascribed to it in the forepart of this Agreement.

“Company Accounting Principles and Policies” has the meaning ascribed to it in Section 1.04.

“Company’s Disclosure Schedule” has the meaning ascribed to it in the preamble to Article II.

“Company SEC Documents” means the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, but does not include any exhibits attached thereto, filed with the SEC and publicly available on or after January 1, 2002 and prior to the date of this Agreement, as amended to the date of this Agreement.

“Company SEC Reports” means all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2001.

“Company Shares” has the meaning ascribed to it in Section 1.01.

“Confidentiality Agreement” means the agreement entered into between Parent and the Company regarding certain confidential information to be provided to Parent by or on behalf of the Company in connection with the transactions contemplated hereby.

“Confidentiality Regulation” has the meaning ascribed to it in Section 4.04(d).

“Confirmation Condition” has the meaning ascribed to it in the forepart of this Agreement.

“Confirmation Order” has the meaning ascribed to it in the forepart of this Agreement.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings (collectively, “Letters of Credit”); (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates (collectively, “FX Contracts”); (iv) any agreement, contract or transaction involving commodity options or future contracts; (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.

“Contract” means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract, provided, however, that in an Asset Transaction, “Contracts” will be limited to Contracts primarily related to the Business.

“Debtors” has the meaning ascribed to it in the forepart of this Agreement.

“Debtor Subsidiaries” has the meaning ascribed to it in the forepart of this Agreement.

“Deposit” means (1) $10.0 million in a Whole Company Transaction and (2) in a Partial Asset Transaction, Parent’s pro rata share of $10.0 million, determined by multiplying $10.0 million by a fraction, the numerator of which is the Purchase Price and the denominator of which is the sum of the Purchase Price plus the purchase prices of the Other Business Sales.

“DIP Facility” means the debtor-in-possession financing facility, dated as of December 12, 2001, among the Company and the various financial institutions named as lenders therein, as amended from time to time.

“Disclosure Statement” has the meaning ascribed to it in the forepart of this Agreement.

“Disputed Items” has the meaning ascribed to it in Section 1.05(b).

“Dispute Notice” has the meaning ascribed to it in Section 1.05(b).

“Dispute Period” has the meaning ascribed to it in Section 1.05(b).

“Distribution Trust” means the trust established pursuant to the Plan to distribute funds to creditors of the Debtors following the Closing in accordance with the Plan.

“Distribution Trust Representative” means the representative of the Distribution Trust as established under the Plan.

“Early Retirees Health Care Plan” means the Company’s health care plan for Employees electing early retirement as in effect as of the date hereof.

“Effective Date” means the date the Plan becomes effective.

“Employee” means each employee, officer or consultant of the Company or any of its Subsidiaries, provided, however, that in a Partial Asset Transaction such employee, officer or consultant was primarily involved in the applicable Business.

“Environmental Law” means any Law relating to (i) the control of any pollutant, or protection of the air, water, land or human health or safety with respect thereto, (ii) solid, gaseous or liquid material and waste generation, handling, treatment, storage, disposal, or transportation, and (iii) Hazardous Substances. “Environmental Laws” shall include, without limitation, the provisions of the Comprehensive Environmental Response, Compensation and Liability Act, Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act and the

Federal Insecticide, Fungicide and Rodenticide Act, and the Emergency Planning and Community Right-to-Know Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” has the meaning ascribed to it in Section 1.03(b).

“Escrow Agreement” has the meaning ascribed to it in Section 1.03(b).

“Escrow Amount” means $30 million.

“Escrow Determination Date” has the meaning ascribed to it in Section 1.05(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning ascribed to it in Annex A.

“Excluded Balance Sheet Assets” has the meaning ascribed to it in Section 1.07.

“Excluded Balance Sheet Assets Aggregate Net Proceeds” has the meaning ascribed to it in Section 1.07.

“Final Balance Sheet” has the meaning ascribed to it in Section 1.05(a).

“Final Monthly Pension Statement” has the meaning ascribed to it in Section 1.08.

“Final Pre-Closing Working Capital” has the meaning ascribed to it in Section 1.05(a).

“Final Pre-Closing Working Capital Schedule” has the meaning ascribed to it in Section 1.05(a).

“GAAP” means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Hazardous Substance” means any substance or waste that (i) is regulated by or for which liability can be imposed under any Environmental Law, or is defined, listed or identified as a “regulated waste”, “solid waste”, “hazardous waste”, “hazardous substance”, “hazardous material”, “hazardous constituent”, “restricted hazardous material”, “extremely hazardous substance”, “toxic substance”,

“contaminant”, “petroleum product,” “pollutant”, “toxic pollutant” or words of similar meaning and regulatory effect thereunder; (ii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated as such by any Governmental Authority under any Environmental Law; or (iii) is or contains asbestos, polychlorinated biphenyls, petroleum or petroleum derived substances or wastes.

“HSR Act” means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnified Liabilities” has the meaning ascribed to it in Section 6.02(a).

“Indemnified Parties” has the meaning ascribed to it in Section 6.02(a).

“Independent Accountant” has the meaning ascribed to it in Section 1.05(b).

“Independent Accountant Schedule” has the meaning ascribed to it in Section 1.05(b).

“Initial Independent Accountant” means the party specified on the signature page.

“Intellectual Property” means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, and associated goodwill, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

“Interim Financial Statements” has the meaning ascribed to it in Section 2.07(b), except that in a Partial Asset Transaction the term “Interim Financial Statements” means the unaudited financial statements for the applicable Business attached to Annex A.

“IRS” means the United States Internal Revenue Service.

“KERP” has the meaning ascribed to it in Annex A.

“Knowledge” and “Known” mean the actual knowledge of the executive officers of the applicable Person.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

“Lees Business” means the business of the Company and its Subsidiaries of marketing and manufacturing tufted, synthetic carpet for commercial uses, including broadloom carpet, carpet tiles and six-foot vinyl-backed carpet.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Licensed Trademarks” has the meaning ascribed to it in Annex A.

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

“March Balance Sheet” means (a) in a Whole Company Transaction, the consolidated balance sheet of the Company, as of March 29, 2003, included in the Company’s quarterly report on Form 10-Q for the quarter ended March 29, 2003 and (b) in a Partial Asset Transaction, the Balance Sheet for the applicable Business as of March 29, 2003.

“Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, except to the extent resulting from (i) any changes in general United States or global economic conditions, (ii) any changes in general economic conditions in industries in which the Person operates which changes do not affect Parent or the Company, as the case may be, disproportionately relative to other entities operating in such industries, (iii) any decline in the market price of the common stock of such Person, and (iv) any acts of terrorism or war (whether against a nation or otherwise). When used in relation to the representations or warranties of the Company or the conditions to the obligations of Buyer in Article VII (together, the “Company Specific-Provisions”), a “Material Adverse Effect” as so defined will be determined by reference to (a) in a Whole Company Transaction, either the Company and its Subsidiaries, taken as a whole, or separately, the Lees Business, taken as a whole, and (b) in a Partial Asset Transaction, the applicable Business, taken as a whole. When used in relation to the representations and warranties of Buyer or the conditions to the obligations of the Company in Article VIII (collectively, the “Parent-Specific Provisions”), a “Material Adverse Effect” as so defined will be determined by reference to Parent and its Subsidiaries, including Sub (but not including the Company), taken as a whole.

“Mohawk” means Mohawk Industries, Inc.

“Monthly Pension Statement” has the meaning ascribed to it in Section 1.08.

“Net Assets” has the meaning ascribed to it in Section 1.08.

“Opening Bid” has the meaning ascribed to it in the Bidding Procedures.

“New Equalization Plan” has the meaning ascribed to it in Section 6.01.

“New SERP” has the meaning ascribed to it in Section 6.01.

“Option” with respect to any Person means any security, right, subscription, warrant, option, “phantom” stock right, swap, hedge, derivative or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of, or any membership interest, ownership interest or other equity interest in, such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors, managers or officers of such Person or the manner in which any shares of capital stock of such Person are voted or that reduces the risk of ownership of any security of any such Person or, in the case such Person is a limited liability company, to act as, or enjoy the rights of, a member of such Person.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

“Other Business Sales” has the meaning ascribed to it in Article VIII.

“Parent” means the company specified on the signature page.

“Partial Asset Transaction” has the meaning ascribed to it in Section 1.01.

“PBGC Event” has the meaning ascribed to it in Section 2.10(g).

“Pension Plan” means the Company’s defined benefit pension plan as in effect as of the date hereof.

“Pension Underfunding” has the meaning ascribed to it in Section 1.08.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Petition Date” has the meaning ascribed to it in the forepart of this Agreement.

“Plan” has the meaning ascribed to it in the forepart of this Agreement.

“Preliminary Balance Sheet” has the meaning ascribed to it in Section 1.04.

“Preliminary Pre-Closing Cash” has the meaning ascribed to it in Section 1.04.

“Preliminary Pre-Closing Cash Schedule” has the meaning ascribed to it in Section 1.04.

“Pre-closing Monthly Pension Statement” has the meaning ascribed to it in Section 1.08.

“Preliminary Pre-Closing Working Capital” has the meaning ascribed to it in Section 1.04.

“Preliminary Pre-Closing Working Capital Schedule” has the meaning ascribed to it in Section 1.04.

“Purchase Price” has the meaning ascribed to it in Section 1.02.

“Regulation” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

“Reorganization Cases” has the meaning ascribed to it in the forepart of this Agreement.

“Reorganized Debtors” means the Debtors on and after the Effective Date.

“Representatives” with respect to any Person means such Person and its officers, employees, counsel, accountants, financial advisors, consultants and other representatives.

“Resolution Period” has the meaning ascribed to it in Section 1.05(b).

“Restricted Funds” means the aggregate amount of funds transferred by the Debtors to the Restricted Funds Trust prior to the Closing Date.

“Restricted Funds Schedule” has the meaning ascribed to it in Section 1.06.

“Restricted Funds Trust” means the Burlington Fabrics Irrevocable Trust.

“SEC” means Securities and Exchange Commission.

“Secured Credit Agreement” means the Company’s secured amended bank credit agreement, dated as of December 5, 2000.

“Settlement Cap” has the meaning ascribed to it in Section 4.02(e).

“Sold Excluded Balance Sheet Assets Schedule” has the meaning ascribed to it in Section 1.07.

“Stalking Horse Bidder” has the meaning ascribed to it in the Bidding Procedures.

“Stock Transaction” has the meaning ascribed to it in Section 1.01.

“Sub” means the company specified on the signature page.

“Subsidiary” with respect to an entity means any Person in which such entity, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than 50% of either the equity interests in, or the voting control of, such Person. For purposes of this Agreement (a) the term “Subsidiary” means a direct or indirect Subsidiary of the Company as so defined when used in the Company-Specific Provisions, provided, however, that in a Partial Asset Transaction, such term means only such Subsidiaries as are engaged in the applicable Business being acquired, and (b) the term “Subsidiary” means a direct or indirect subsidiary of Parent, including Sub (but excluding the Company unless otherwise specifically provided) when used in the Parent-Specific Provisions.

“Subsidiary Equity Interests” has the meaning ascribed to it in Section 2.04(b).

“Successful Bidder” has the meaning ascribed to it in the Bidding Procedures.

“Target Net Working Capital Amount” means the amount specified on the signature page.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, import and other similar charges imposed by any taxing authority, together with any related interest, penalties or other additions to tax or additional amounts imposed by any taxing authority, and without limiting the generality of the foregoing, will include net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, franchise, profits, license, transfer, recording, escheat, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit, environmental, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, provided, however, that in a Partial Asset Transaction such term will be limited to Taxes as so defined to the extent relating, directly or indirectly, to the conduct of the Business.

“Tax Returns” means all returns, reports and forms required to be filed with a Governmental Authority with respect to Taxes.

“Termination Date” has the meaning ascribed to it in Section 9.01(b)(i).

“Termination Fee” means the amount, if any, specified on the signature page, which amount may not exceed 1% of the Purchase Price.

“Topping Bid” has the meaning ascribed to it in Section 1.04.

“Total Cash” means the sum of all cash and cash equivalents, including deposits and short-term investments, excluding all assets associated with Insuratex.

“Trademark License Agreement” means the Trademark License Agreement to be entered into in connection with a Partial Asset Transaction.

“Transaction” means a Stock Transaction, a Whole Company Asset Transaction or a Partial Asset Transaction.

“Transitional Services” has the meaning ascribed to it on Annex A.

“Transition Services Agreement” means the Transition Services Agreement to be entered into in connection with a Partial Asset Transaction.

“Unapproved Termination Event” has the meaning ascribed to it in Section 9.02(b).

“Unassumed Liabilities” has the meaning ascribed to it on Annex A.

“Whole Company Asset Transaction” has the meaning ascribed to it in Section 1.01.

“Whole Company Transaction” means a Stock Transaction or a Whole Company Asset Transaction.

“Working Capital” means all current assets, including cash, cash equivalents, deposits, short-term investments, customer account receivables, sundry notes and account receivables after deductions for doubtful accounts, discounts, returns, charge backs and allowances, inventories and prepaid expenses, less reserves (but excluding assets associated with Insuratex and Restricted Funds (defined on the Balance Sheet as “Cash held in trust (BFI)”), minus current liabilities, including the principal amount of the bank debt, post-petition trade accounts payable, sundry payables and accrued expenses including reasonable estimates of current and retiree health care obligations incurred but not reported and deferred income taxes (but excluding liabilities associated with Insuratex and any current liabilities that are Unassumed Liabilities).

“Working Capital Amount Due” has the meaning ascribed to it in Section 1.05(a).

(b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement; (v) the phrase “ordinary course of business” refers to the business of the Company and its Subsidiaries in connection with the Company’s business; and (vi) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation.” Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein will have the meanings given to them under GAAP. Whenever the “Company” is used in this Agreement with reference to a period after the Closing, the term means the Company that is in existence and the successor or successors to the Company designated under the Plan, if any.

ARTICLE XII

MISCELLANEOUS

12.01 Non-Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement will not survive the Closing. The covenants herein will survive the Closing only as and to the extent that such covenants are to be performed, in whole or in part, after the Closing.

12.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by internationally recognized courier, to the parties at the following addresses or facsimile numbers:

If to the Company, to:

Burlington Industries, Inc.
3330 West Friendly Avenue
Greensboro, North Carolina
27410
Facsimile No.: (336) 379-4504
Attn: General Counsel

with a copy to:

Jones Day
222 East 41st Street
New York, New York 10017
Facsimile No.: (212) 755-7306
Attn: Robert A. Profusek, Esq.

If to Buyer, to:

WLR Recovery Fund II L.P.
c/o WL Ross & Co. LLC
101 East 52nd Street
New York, New York 10022
Facsimile No.: (212) 317-4891
Attn: Pamela K. Wilson

with a copy to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane
New York, New York 10038
Facsimile No.: (212) 806-6006
Attn: Lewis Kruger, Esq.

All such notices, requests and other communications will (i) if delivered by facsimile transmission, be deemed given upon electronic confirmation of receipt and (ii) if delivered personally or by internationally recognized courier, be deemed given upon actual receipt by the Person to receive delivery. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

12.03 Entire Agreement. This Agreement (together with, if applicable, Annex A) and the Confidentiality Agreement supersede all prior discussions and agreements prior to the date hereof between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

12.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

12.05 Public Announcements. At all times at or before the Closing, the parties hereto will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent will not be unreasonably withheld, except to the extent that such disclosure is determined in good faith by the disclosing party to be required by Law or by stock exchange requirements; provided that any such required disclosure will only be made, to the extent consistent with Law, after consultation with the other parties hereto; provided, further, that this Section 12.05 will not apply to any reports, statements, releases or other communications by the Company to the public as required under the Bankruptcy Code or by the Bankruptcy Court in connection with the Reorganization Cases.

12.06 Solicitation Materials. Following the entry of the Order approving the Disclosure Statement, if the Bankruptcy Court so authorizes Buyer in such Order, Buyer may send with the Plan materials a solicitation letter seeking acceptance of the Plan by the creditors and other parties in interest, subject to the approval of the Debtors, which approval may not be unreasonably withheld.

12.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

12.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

12.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, except as expressly set forth herein.

12.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto prior to the Closing without the prior written consent of the other parties hereto and any attempt to do so will be void, except that each of Parent and Sub may assign any or all of its rights (but not delegate any of its obligations) hereunder to one or more of its direct or indirect wholly owned Subsidiaries. Subject to the preceding sentence, this Agreement is binding on, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

12.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

12.12 Retention of Bankruptcy Court Jurisdiction. The Bankruptcy Court will retain jurisdiction for the purpose of determining any and all controversies and disputes arising under or in connection with, or for purposes of interpreting the provisions of, this Agreement, except for those matters subject to the arbitration under Section 1.05.

12.13 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware applicable to a Contract executed and performed in such State, without giving effect to the conflict of laws principles thereof.

12.14 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

12.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date set forth below.

THE COMPANY

BURLINGTON INDUSTRIES, INC.

By:	/s/ JOHN ENGLAR
	Name:	John Englar
	Title:	Senior Vice President, Corporate Development and Law

PARENT

WLR RECOVERY FUND II L.P.

By: WL ROSS & CO. LLC, its general partner

By:	/s/ WILBUR L. ROSS
	Name:	Wilbur L. Ross
	Title:	Chairman and CEO
Jurisdiction of organization: Delaware

SUB

WLR RECOVERY FUND II L.P., on behalf of a company to be formed upon Parent being the Successful Bidder

By: WL ROSS & CO. LLC, its general partner

By:	/s/ WILBUR L. ROSS
	Name:	Wilbur L. Ross
	Title:	Chairman and CEO
Jurisdiction of organization:

TRANSACTION PARTICULARS

Stock Transaction  ☐

Whole Company Asset Transaction  ☒

Partial Asset Transaction  ☐

Purchase Price: $608,000,000

Target Net Working Capital Amount: $(76,262,000)

Termination Fee: $6,080,000

Initial Independent Accountant: A disinterested accounting firm of national reputation to be determined before execution of this Agreement

Date: July 25, 2003

Annex A to Acquisition Agreement

ASSET TRANSACTION PROVISIONS

In the event that the “Whole Company Asset Transaction” or “Partial Asset Transaction” box is checked on the signature page to the Agreement, the provisions of this Annex A will apply.

A.01 The Transaction. (a) Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, the Company will sell, transfer and deliver (collectively, “Transfer”) to Buyer, free and clear of all Liens other than Permitted Liens, and Purchaser will purchase and pay for, at the Closing, all of the Company’s right, title and interest in and to all Assets and Properties of the Company or any of its Subsidiaries that are used or, in the case of a Partial Asset Transaction, used primarily, in the Business, except as otherwise provided in Section A.01(b), as such Assets and Properties exist on the Closing Date, including without limitation the following Assets and Properties of the Company (the “Purchased Assets”):

(i) Equity in Subsidiaries. All Subsidiary Equity Interests or, in the case of a Partial Asset Transaction, all Subsidiary Equity Interests listed in Exhibit [        ];

(ii) Real Property. The Company’s real property and appurtenant rights thereto, together with all buildings, fixtures and other improvements thereon, limited, in the case of a Partial Asset Transaction, to those primarily related to the Business and listed in Exhibit [        ];

(iii) Real Property Leases. The Company’s leases and subleases of real property, limited, in the case of a Partial Asset Transaction, to those primarily related to the Business and listed in Exhibit [        ], but, in the case of such leases to which the Company is a party, only to the extent that such leases and subleases are Assumed Contracts, in each case together with any options to purchase the underlying property and leasehold improvements thereon and any other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the “Real Property Leases”);

(iv) Assumed Contracts. Contracts that (A) have been entered into by the Company after the Petition Date, limited, in the case of a Partial Asset Transaction, to those primarily related to the Business or (B) have been assumed by the Company prior to the date of this Agreement pursuant to an Order of the Bankruptcy Court that are listed on Section 5.03(a)(iii) of the Company’s Disclosure Schedule, or (z) are assumed by the Company in accordance with Section 5.02 of the Agreement (collectively, the “Assumed Contracts”);

(v) Inventory. All of the Company’s inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related to, or in the case of a Partial Asset Transaction, primarily related to, the Business located on, held at or in transit from or to, the locations at which the Business is conducted, or located at the premises of any customer of the Business (on consignment or otherwise), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights against suppliers of such inventories (the “Inventory”);

(vi) Accounts Receivable. All of the Company’s accounts receivable, limited, in the case of a Partial Asset Transaction, to those arising primarily out of the conduct of the business (the “Accounts Receivable”);

(vii) Cash and Equivalents. All of the Company’s cash, cash equivalents, deposits and accounts.

(viii) Tangible Personal Property. All of the Company’s furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory), located at, or in transit to or from, the locations at which the Business is conducted or located at the premises of any customer of the Business (on consignment or otherwise), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the “Tangible Personal Property”);

(ix) Personal Property Leases. All of the Company’s leases and subleases of Tangible Personal Property, limited, in the case of a Partial Asset Transaction, to those primarily related to the Business, but, in the case of such leases to which the Company is a party, only to the extent that such leases and subleases are Assumed Contracts (the “Personal Property Leases”);

(x) Prepaid Expenses. All of the Company’s prepayments and prepaid expenses, limited, in the case of a Partial Asset Transaction, to those primarily related to the Business;

(xi) Intangible Personal Property. Subject to the rights of third party licensees pursuant to licenses under which the Company or a Subsidiary is licensor, all of the Company’s Intellectual Property (including goodwill therein) and related rights relating to the Business, including without limitation all rights in and to the tradenames, trademarks, copyrights and other Intellectual Property rights of the Company, limited,

in the case of a Partial Asset Transaction, to those primarily related to the Business and listed on Exhibit [        ]; and

(xii) Licenses. To the extent their transfer is permitted under applicable Laws, all of the Company’s Licenses (including applications therefor), limited, in the case of a Partial Asset Transaction, to those primarily related to the Business, but, in the case of such Licenses held by the Company, only to the extent that such License is an Assumed Contract.

Without limiting the generality or effect of any other provision of the Agreement or this Annex A, in the case of a Partial Asset Transaction, the Company represents and warrants that the Purchased Assets listed on Exhibits [        ]-[        ], together with the Licensed Trademarks, constitute all Subsidiary Equity Interests, Real Property, Real Property Leases and trade names primarily used in the Business and owned or leased or licensed by the Company or any of its Subsidiaries.

(b) Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of the Company will be excluded from the Transfer to Purchaser under Section A.01(a) of this Annex A and will not constitute Purchased Assets hereunder (the “Excluded Assets”):

(i) Restricted Funds in the Restricted Funds Trust;

(ii) The Excluded Balance Sheet Assets;

(iii) The rights of the Company and its Debtor Subsidiaries in, to and under all Contracts that are not Assumed Contracts;

(iv) All preference actions, fraudulent conveyance actions, rights of setoff and other claims or causes of action except for rights against customers, parties to contracts and other similar ordinary course of business claims relating exclusively to the conduct of the Business;

(v) The Company’s rights under this Agreement;

(vi) All claims, rights or interests of the Company and the Subsidiaries to recover amounts under insurance policies or to receive refunds of Taxes paid by the Company or a Subsidiary; and

(vii) In the case of a Partial Asset Transaction, any assets or properties of the Company or its other subsidiaries not primarily used in the Business and all cash and cash equivalent assets (including deposits).

In the event that Buyer receives any cash, whether in the form of a monetary instrument or otherwise, after the Closing that does not arise out of an asset reflected in Final Pre-Closing Working Capital, such amount will be paid over to the Company promptly and in any event not more than three Business Days after receipt thereof.

(c) Assumed Liabilities. Notwithstanding anything in this Agreement to the contrary, at the Closing, Buyer will assume, as of the Closing Date, and will subsequently pay, honor and discharge when due and payable and otherwise in accordance with their terms, all Liabilities of the Company, whether actual or contingent, not discharged under the Plan that are included in the line items reflected on the March Balance Sheet, in the amounts thereof as they exist as of the Closing (the “Assumed Liabilities”), excluding the Liabilities of the Company set forth on Annex B to this Agreement (the “Unassumed Liabilities”), limited, in the case of a Partial Asset Transaction, to those Assumed Liabilities that are reflected in any Balance Sheets included in the financial statements referred to in Section A.02 hereof, reflected in the calculation of the Final Pre-Closing Working Capital Amount or otherwise related to or associated with the Purchased Assets or arising out of the conduct of the applicable Business, whether prior to, on or after the Closing Date. Notwithstanding the foregoing, liabilities associated with the Benefit Plans will be treated as set forth in Sections 4.06 and 6.01 of the Agreement and Section A.06 hereof, in each case to the extent set forth therein.

(d) Foreign Subsidiaries. Buyer may elect to purchase the Subsidiary Equity Interests of any foreign Subsidiary of the Company in lieu of purchasing the Subsidiary Equity Interests of the domestic Subsidiary of the Company that holds such Subsidiary Equity Interests.

A.02 Financial Statement Representations and Warranties. The Company represents and warrants to Buyer that the unaudited balance sheet for the Lees Business attached as Exhibit A.02A hereto fairly presents in all material respects the assets and liabilities of the Lees Business as of the date set forth therein and was prepared, to the extent historically prepared, on a basis consistent with the Company’s internal accounting procedures and past practices. Such balance sheet was prepared in accordance with GAAP consistently applied (except for the absence of footnote disclosure and changes from normal year-end adjustments). The schedules of divisional results for the six months ended March 29, 2003 for the Lees Business attached as Exhibit A.02B fairly reflect the results of operations of the Lees Business for such six-month period and were prepared on a basis consistent with GAAP on a FIFO basis, consistently applied (except for the absence of footnote disclosure and changes from normal year-end adjustments). The Company has not, since September 28, 2002, made any material change in the accounting practices or policies applied in the preparation of such financial statements. The Books and Records of the Company and the Subsidiaries relating to the Lees Business have been, and are being, maintained in all material respects in accordance with the Company’s internal accounting procedures and past practices.

A.03 Employee Matters. (a) Effective as of the Closing Date, Parent will, or will cause Sub to, offer to hire each individual who is an Employee on the day immediately prior to the Closing Date, whether or not such Employee is actively at work on such date (including Employees who are on a leave of absence, long-term disability leave, short-term disability leave or military leave). Notwithstanding the foregoing, with regard to Employees who do not work directly for one of the Company’s divisions,

Parent will determine on a case by case basis whether to offer employment to such Employees. Employees who accept such offer of employment are referred to herein as “Transferred Employees.” Except as otherwise provided herein, effective as of the Closing Date, the Transferred Employees will cease to participate in, or accrue any benefits under the Benefit Plans. For a period of at least two years following the Closing Date, Parent will or will cause Sub to provide each Transferred Employee with compensation (including salary or wage rate, as applicable, and bonus opportunity) and benefits (including severance benefits) that are no less favorable, in the aggregate, than the compensation and benefits that are provided to them under the Benefit Plans immediately prior to the Closing Date. For purposes of all employee benefit plans (as defined in Section 3(3) of ERISA) and other employment agreements, arrangements and policies of Parent and its Subsidiaries under which a Transferred Employee’s benefits depend, in whole or in part, on length of service, credit will be given to Transferred Employees for service with the Company or its Subsidiaries prior to the Closing Date for all purposes, provided that such crediting of service does not result in duplication of benefits.

(b) Parent will, or will cause Sub to, on or prior to a date (the “Transfer Date”) to be mutually agreed by Buyer and the Company, but in no event more than 90 days after the Closing Date, establish or amend to the extent necessary a defined benefit pension plan (the “Buyer Pension Plan”), with a trust thereunder (the “Buyer Pension Trust”), for the purpose of accepting a transfer of the Pension Plan liabilities and assets attributable to Transferred Employees, former Employees and the individuals listed on Exhibit [        ] (collectively, the “Pension Employees”), as further described herein. Parent will prior to the Transfer Date provide the Company with evidence reasonably satisfactory to the Company or an opinion of Parent’s counsel to the effect that the terms of the Buyer Pension Plan meet the applicable requirements of Sections 401(a) of the Code and the Buyer Pension Trust is exempt from tax under Section 501(a) of the Code. The Company will, prior to the Transfer Date, provide to Parent evidence reasonably satisfactory to Parent or an opinion of the Company’s counsel to the effect that the terms of the Pension Plan meet the applicable requirements of Sections 401(a) of the Code and the related trust thereunder is exempt from tax under Section 501(a) of the Code. On the Transfer Date, the Company will transfer or cause to be transferred from the trust under the Pension Plan to the Buyer Pension Trust, assets of the Pension Plan in cash or, to the extent agreed by the parties, marketable securities, determined to be allocable as of the Closing Date to the Pension Employees under Section 414(l) of the Code and the regulations thereunder, using the interest rates, mortality rates and retirement rates used by the Pension Benefit Guaranty Corporation for the valuation of liabilities of a terminated defined benefit pension plan under Title IV of ERISA as of the Closing Date (the “Pension Transfer Amount”). Upon the completion of the transfer of the Pension Transfer Amount, effective as of the Closing Date, all of the obligations and associated liabilities of the Pension Plan relating to the Pension Employees shall be assumed in full by the Buyer Pension Trust.

(c) Effective as of the Closing Date, Parent will, or will cause Sub to, assume the obligations and associated liabilities of the Company to Transferred

Employees, former Employees and the individuals listed on Exhibit [        ] under the split-dollar life insurance policies.

(d) Effective as of the Closing Date, Parent will, or will cause Sub to, assume the obligations and associated liabilities of the Company to Transferred Employees, former Employees and the individuals listed on Exhibit [        ] under the Company’s Early Retirement Medical Care Coverage and Early Retiree Dental Coverage.

(e) Effective as of the Closing Date, Parent will, or will cause Sub to, assume the obligations and associated liabilities of the Company to Transferred Employees, former Employees and the individuals listed on Exhibit [        ] under the Company’s Benefit Equalization Plan.

(f) Effective as of the Closing Date, Parent will, or will cause Sub to, assume the obligations and associated liabilities of the Company to Transferred Employees under the Company’s Salary Continuation program.

(g) Effective as of the Closing Date, Parent will, or will cause Sub to, assume the obligations and associated liabilities of the Company to Transferred Employees under the Company’s Weekly Disability Benefit program.

(h) Effective as of the Closing Date, Parent will, or will cause Sub to, assume the obligations and associated liabilities of the Company to Transferred Employees, former Employees and the individuals listed on Exhibit [        ] which arise pursuant to the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA to which such Transferred Employee, former Employee or individuals listed on Exhibit [        ] may be entitled, as of the Closing Date or thereafter, as a result of participation in the Company’s group health plan.

(i) Effective as of the Closing Date, Parent will, or will cause Sub to, assume the obligations and associated liabilities of the Company to former Employees under the Company’s Severance Plan and the KERP.

(j) For the duration of the plan year that includes the Closing Date, Parent will, or will cause Sub to, maintain dependent care and medical expense reimbursement account plans (“Buyer’s Flexible Spending Account Plans”) that provide the same benefits as the dependent care and medical expense reimbursement account plans of the Company (“Flexible Spending Account Plans”) as of the Closing Date. As of the Closing Date, each Transferred Employee will be credited under the Buyer’s Flexible Spending Account Plans with the value of such Transferred Employee’s account balance under the Flexible Spending Account Plans as of the Closing Date.

(k) Effective as of the Closing Date, Parent will, or will cause Sub to, sponsor one or more defined contribution plans (a “Buyer Defined Contribution Plan”), and to the extent that one or more Transferred Employees elects to rollover their account under the Company’s Employees’ 401(k) Savings Plan to a Buyer Defined Contribution Plan, Parent will, or will cause Sub to, cause such Buyer Defined

Contribution Plan to accept a direct rollover (as described in Code Section 401(a)(31)) of such Transferred Employees’ accounts in the Company’s Employees’ 401(k) Savings Plan in cash and, to the extent applicable, participant loans.

The provisions of Sections A.03(a)-(k) will apply to a Partial Asset Transaction. Except for the first three sentences of Section A.03(a), Section A.03 will not apply to a Whole Company Asset Transaction.

A.04 Transitional Services. In a Partial Asset Transaction, at the Closing, (a) if the assets and properties of the Company necessary to provide the Transitional Services have not been transferred to Sub or Parent (or an affiliate of either) in the Transaction or to another purchaser in an Other Business Sale, the Company and Sub will enter into a Transition Services Agreement substantially in the form attached as Exhibit [        ] pursuant to which the Company will provide the Transitional Services to Sub, (b) if such assets and properties have been transferred to another purchaser in an Other Business Sale, Parent or Sub and such other purchaser will enter into a Transition Services Agreement pursuant to which such other purchaser will provide the Transitional Services to Sub on substantially the terms set forth in Exhibit [        ], and (c) if such assets and properties have been transferred to Sub or Parent (or an affiliate of either) in the Transaction, Sub or Parent and each other purchaser will enter into a Transition Services Agreement pursuant to which Sub or Parent will provide the Transitional Services to such other purchasers on substantially the terms set forth in Exhibit [        ].

A.05 Trademark License. In a Partial Asset Transaction, at the Closing, (a) if Buyer has purchased Burlington Fabrics Apparel but not Denim (each as defined on Exhibit [        ]) in the Transaction, then Parent or Sub and the purchaser of Denim in an Other Business Sale will enter into a Trademark License Agreement substantially in the form attached as Exhibit [        ] pursuant to which Parent or Sub will license the Licensed Trademarks to such other purchaser or (b) if Buyer has purchased Denim but not Burlington Fabrics Apparel in the Transaction, then Parent or Sub and the purchaser of Burlington Fabrics Apparel in an Other Business Sale will enter into a Trademark License Agreement in substantially the form of Exhibit [        ] pursuant to which such other purchaser will license the Licensed Trademarks to Sub.

A.06 Additional Defined Terms. The following additional defined terms will apply to an Asset Transaction.

“Accounts Receivable” has the meaning ascribed to it in Section A.01(a).

“Assumed Liabilities” has the meaning ascribed to it in Section A.01(c).

“Business” means (i) the marketing and manufacturing of softgoods for apparel and interior furnishing in the case of a Whole Company Asset Transaction and (ii) the business of the Company specified in Exhibit [        ] hereto in the case of a Partial Asset Transaction.

“Buyer Defined Contribution Plan” has the meaning ascribed to it in Section A.03(n).

“Buyer’s Flexible Spending Account Plans” has the meaning ascribed to it in Section A.03(m).

“Buyer Pension Plan” has the meaning ascribed to it in Section A.03(b).

“Buyer Pension Trust” has the meaning ascribed to it in Section A.03(b).

“Excluded Assets” has the meaning ascribed to it in Section A.01(b).

“Flexible Spending Account Plans” has the meaning ascribed to it in Section A.03(m).

“Inventory” has the meaning ascribed to it in Section A.01(a).

“KERP” means the Debtors’ key employee retention program and all agreements and plans related thereto approved by orders of the Bankruptcy Court dated January 17, 2002, January 28, 2002 and February 27, 2002 and supplemented by order of the Bankruptcy Court dated March 31, 2003.

“Licensed Trademarks” has the meaning ascribed to it in the Trademark License Agreement.

“Pension Employees” has the meaning ascribed to it in Section A.03(b).

“Pension Transfer Amount” has the meaning ascribed to it in Section A.03(b).

“Personal Property Leases” has the meaning ascribed to it in Section A.01(a).

“Purchased Assets” has the meaning ascribed to it in Section A.01(a).

“Real Property Leases” has the meaning ascribed to it in Section A.01(a).

“Tangible Personal Property” has the meaning ascribed to it in Section A.01(a).

“Trademark License Agreement” means the agreement attached as Exhibit [        ].

“Transitional Services” has the meaning ascribed to the term “Services” in the Transition Services Agreement.

“Transition Services Agreement” means the agreement attached as Exhibit [        ].

“Transfer” has the meaning ascribed to it in Section A.01(a).

“Transferred Employees” has the meaning ascribed to it in Section A.03(a).

“Transfer Taxes” means any federal, state, county, local, foreign or other sales, use, transfer, conveyance, documentary transfer, filing, recording, stamp or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto.

“Unassumed Liabilities” has the meaning ascribed to it in Section A.01(c).

ANNEX B TO THE ACQUISITION AGREEMENT

UNASSUMED LIABILITIES

Guarantee obligations to Bank of America under IGP joint venture debt facility

Unasserted obligations under warranties and indemnities in pre-petition asset and business sale agreements

Unasserted obligations under warranties and indemnities in post-petition real estate and equipment sale agreements, as well as the post-petition asset purchase agreements set forth below:

Asset Purchase Agreement, dated as of March 30, 2002, by and between Burlington Industries, Inc. and Tietex International, Ltd.

Asset Purchase Agreement, dated as of March 11, 2002, by and among Burlington Industries, Inc., Casa Burlmex, S.A. de C.V. and Springs Industries, Inc.

Unasserted potential indemnification claims of officers and directors

Unasserted claims to issuing banks under outstanding post-petition or assumed pre-petition letters of credit relating to Insuratex or that support Excluded Assets or other Unassumed Liabilities

Fees and expenses of professionals in the Reorganization Cases that have been incurred but unbilled and success fees payable in connection with the Reorganization Cases

Unasserted claims under performance bonds issued by the Company or third parties to the extent they relate to Excluded Assets

Payments due or which become due under the Key Employee Retention Program

Severance payments due or which become due to individuals who are not Transferred Employees

Accrued interest on the bank debt

Restructuring reserves

Environmental liabilities related to properties not included in the Purchased Assets

Payments due or which become due under the Benefit Equalization Plan, except to the extent set forth in Section 6.01 of the Agreement

Payments due or which become due under the Supplemental Executive Retirement Plan, except to the extent set forth in Section 6.01 of the Agreement

Income Taxes due or which become due

Deferred income taxes

Payments due or which become due under policies of insurance related to individuals who are not Transferred Employees

Statutory fees